Filed Pursuant to Rule 424(b)(3)

Registration Nos. 333-163453

333-163453-09

333-163453-10

333-163453-11

333-163453-12

333-163453-13

333-163453-14

333-163453-15

POWERSHARES DB MULTI-SECTOR COMMODITY TRUST

POWERSHARES DB ENERGY FUND

POWERSHARES DB OIL FUND

POWERSHARES DB PRECIOUS METALS FUND

POWERSHARES DB GOLD FUND

POWERSHARES DB SILVER FUND

POWERSHARES DB BASE METALS FUND

POWERSHARES DB AGRICULTURE FUND

SUPPLEMENT DATED JULY 31, 2011 TO

PROSPECTUS DATED JANUARY 3, 2011

This Supplement updates certain information contained in the Prospectus dated January 3, 2011, as supplemented from time-to-time (the “Prospectus”) of PowerShares DB Multi-Sector Commodity Trust (the “Trust”), PowerShares DB Energy Fund, PowerShares DB Oil Fund, PowerShares DB Precious Metals Fund, PowerShares DB Gold Fund, PowerShares DB Silver Fund, PowerShares DB Base Metals Fund and PowerShares DB Agriculture Fund (collectively, the “Funds”). All capitalized terms used in this Supplement have the same meaning as in the Prospectus.

Prospective investors in the Funds should review carefully the contents of both this Supplement and the Prospectus.

* * * * * * * * * * * * * * * * * * *

All information in the Prospectus is restated pursuant to this Supplement, except as updated hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Supplement is truthful or complete. Any representation to the contrary is a criminal offense.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

DB COMMODITY SERVICES LLC

Managing Owner

I.	Risk Factor (3) on pages 23-25 of the Prospectus is hereby deleted and replaced, in its entirety, with the following:

“(3)	Regulatory and Exchange Position Limits and Other Rules May Restrict the Creation of Baskets and the Operation of One or More of the Funds.

CFTC and commodity exchange rules impose speculative position limits on market participants, including certain of the Funds, trading in certain commodities. These position limits prohibit any person from holding a position of more than a specific number of such futures contracts.

In the aggregate, the Indexes for the Funds are composed of 21 Index Commodities, of which 16 Index Commodities are currently subject to speculative position limits imposed by either the CFTC or the rules of the futures exchanges on which the futures contracts for the applicable Index Commodities are traded. The purposes of speculative position limits are to diminish, eliminate or prevent sudden or unreasonable fluctuations or unwarranted changes in the prices of futures contracts. Currently, speculative position limits (i) for corn, oats, wheat, soybean, soybean oil and cotton are determined by the CFTC and (ii) for all other commodities are determined by the futures exchanges. Pursuant to the statutory mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, which was signed into law on July 21, 2010, the CFTC proposed regulations in January 2011, or the Proposed Regulations, that would, in pertinent part, impose new federal position limits on futures and options on a subset of energy, metal, and agricultural commodities, or the Referenced Contracts, and economically equivalent swaps. Futures on Light, Sweet Crude Oil, Heating Oil, RBOB Gasoline, Natural Gas, Gold, Silver, Corn, Soybeans, Wheat, Kansas City Wheat, Sugar, Cocoa, Coffee, Cotton, Live Cattle, Feeder Cattle and Lean Hogs are Referenced Contracts subject to the Proposed Regulations.

Generally, speculative position limits in the physical delivery markets are set at a stricter level during the spot month, the month when the futures contract matures and becomes deliverable, versus the limits set for all other months. If the Managing Owner determines that a Fund’s trading may be approaching any of these speculative position limits, such Fund may reduce its trading in that commodity or trade in other commodities or instruments that the Index Sponsor determines comply with the rules and goals of the applicable Index. Below is a chart that sets forth certain relevant information, including current speculative position limits for each Affected Index Commodity that any person may hold, separately or in combination, net long or net short, for the purchase or sale of any commodity futures contract or, on a futures-equivalent basis, options thereon. Speculative position limit levels remain subject to change by the CFTC or the relevant exchanges.

Under current regulations, subject to any relevant exemptions, traders, such as each Fund, may not exceed speculative position limits, either individually, or in the aggregate with other persons with whom they are under common control or ownership. Under the Proposed Regulations, the CFTC would require certain persons to aggregate exchange listed futures and economically equivalent swap positions owned or controlled by such persons.

Affected Index Commodity	Exchange (Symbol)[1]	Exchange Position Limits[2]
Corn	CBOT (C)	600 – Spot Month 13,500 – Single Month 22,000 – All Months Combined
Cotton #2	ICE-US (CT)	300 – Spot Month 3,500 – Single Month 5,000 – All Months Combined
Sugar #11	ICE-US (SB)	5,000 – Spot Month
Soybeans	CBOT (S)	600 – Spot Month 6,500 – Single Month 10,000 – All Months Combined
Wheat	CBOT (W)	600 – Spot Month 5,000 – Single Month 6,500 - All Months Combined
Kansas City Wheat	KCB (KW)	600 - Spot Month (Spot month limits go into effect on a contract at the close of trade the day before its first delivery notice day.) 5,000 – Single Month 6,500 - All Months Combined
Cocoa	ICE-US (CC)	1,000 – Notice Period
Coffee	ICE-US (KC)	500 – Notice Period
Live Cattle	CME (LC)

450 – Spot Month (as of the close of business on the first business day following the first Friday of the contract month)

300 – Spot Month (as of the close of business on the business day immediately preceding the last five business days of the contract month)

Affected Index Commodity	Exchange (Symbol)[1]	Exchange Position Limits[2]
6,300 – Single Month
Feeder Cattle	CME (FC)	300 – Spot Month (during the last ten days of trading) 1,950- Single Month
Lean Hogs	CME (LH)	950 – Spot Month (as of the close of business on the fifth business day of the contract month) 4,150 – Single Month
Gold	COMEX (GC)	3,000 – Spot Month 6,000 – Single Month 6,000 – All Months Combined
Silver	COMEX (SI)	1,500 – Spot Month 6,000 – Single Month 6,000 – All Months Combined
Light, Sweet Crude Oil	NYMEX (CL)	3,000 – Spot Month 10,000 – Single Month 20,000 – All Months Combined
Heating Oil	NYMEX (HO)	1,000 – Spot Month 5,000 – Single Month 7,000 – All Months Combined
Natural Gas	NYMEX (NG)	1,000 – Spot Month 6,000 – Single Month 12,000 – All Months Combined
[1]	Legend:

“CBOT” means the Board of Trade of the City of Chicago Inc., or its successor.

“ICE-US” means ICE Futures U.S., Inc., or its successor.

“KCB” means the Board of Trade of Kansas City, Missouri, Inc., or its successor.

“CME” means the Chicago Mercantile Exchange, Inc., or its successor.

“COMEX” means the Commodity Exchange Inc., New York, or its successor.

“NYMEX” means the New York Mercantile Exchange, or its successor.

2 Subject to the Position Limit, Position Accountability and Reportable Level table in the Interpretations & Special Notices section at the end of Chapter 5 of the exchange’s rulebook.

Because a Fund may be subject to position limits and, consequently, the corresponding Fund’s ability to issue new Baskets, or the Fund’s ability to reinvest income in additional futures contracts corresponding to the Affected Index Commodities may be limited to the extent these activities would cause such Fund to exceed its applicable position limits. Limiting the size of a Fund may affect the correlation between the price of the Shares, as traded on the NYSE Arca, and the net asset value of a Fund. That is, the inability to create additional Baskets could result in Shares trading at a premium or discount to net asset value of a Fund.

Under the Dodd-Frank Act, the CFTC is required, among other things, to establish speculative position limits on exchange listed futures and options on physical commodities (including certain energy, metals and agricultural products) and economically equivalent over-the-counter derivatives. The Dodd-Frank Act will also require the CFTC to establish aggregate position limits for contracts based on the same underlying commodity, including certain contracts traded on non-U.S. exchanges. Depending on the outcome of the Proposed Regulations and any future CFTC or futures exchange rulemaking, as applicable, the rules concerning position limits may be amended in a manner that is detrimental to the Funds. For example, if the amended rules are detrimental to a particular Fund, its ability to issue new Baskets, or reinvest income in additional futures contracts corresponding to the Affected Index Commodities, may be limited to the extent these activities would cause such Fund to exceed the applicable position limits. Limiting the size of a Fund may affect the correlation between the price of the Shares of a Fund, as traded on the NYSE Arca, and the net asset value of such Fund. That is, the inability to create additional Baskets could result in Shares in a Fund trading at a premium or discount to net asset value of such Fund.”

II.	Risk Factor (27) on pages 29-30 of the Prospectus is hereby deleted and replaced, in its entirety, with the following, and the numbers of the succeeding risk factors are hereby increased by 1:

“(27)	The Effects Of Market Disruptions and Government Intervention Are Unpredictable And May Have An Adverse Effect On The Value Of Your Shares.

The global financial markets have in the past few years gone through pervasive and fundamental disruptions that have led to extensive and unprecedented governmental intervention. Such intervention has in certain cases been implemented on an “emergency” basis, suddenly and substantially eliminating market participants’ ability to continue to implement certain strategies or manage the risk of their outstanding positions. In addition — as one would expect given the complexities of the financial markets and the limited time frame within which governments have felt compelled to take action — these interventions have typically been unclear in scope and application, resulting in confusion and uncertainty which in itself has been materially detrimental to the efficient functioning of the markets as well as previously successful investment strategies.

A Fund may incur major losses in the event of disrupted markets and other extraordinary events in which historical pricing relationships become materially distorted. The risk of loss from pricing distortions is compounded by the fact that in disrupted markets many positions become illiquid, making it difficult or impossible to close out positions against which the markets are moving. The financing available to market participants from their banks, dealers and other counterparties is typically reduced in disrupted markets. Such a reduction may result in substantial losses to the affected market participants. Market disruptions may from time to time cause dramatic losses, and such events can result in otherwise historically low-risk strategies performing with unprecedented volatility and risk.

(28)	Regulatory Changes or Actions, Including the Implementation of the Dodd-Frank Act, May Alter the Operations and Profitability of the Funds.

The regulation of commodity interest transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. Considerable regulatory attention has been focused on non-traditional investment pools that are publicly distributed in the United States. The Dodd-Frank Act seeks to regulate markets, market participants and financial instruments that previously have been unregulated and substantially alters the regulation of many other markets, market participants and financial instruments. Because many provisions of the Dodd-Frank Act require rulemaking by the applicable regulators before becoming fully effective and the Dodd-Frank Act mandates multiple agency reports and studies (which could result in additional legislative or regulatory action), it is difficult to predict the impact of the Dodd-Frank Act on each Fund, the Managing Owner, and the markets in which the Funds may invest, the Net Asset Value of each Fund or the market price of the Shares. The Dodd-Frank Act could result in the Fund’s investment strategy becoming non-viable or non-economic to implement. Therefore, the Dodd-Frank Act and regulations adopted pursuant to the Dodd-Frank Act could have a material adverse impact on the profit potential of the Fund and in turn the value of your Shares.”

III.	Pages 36 through 39 of the Prospectus are hereby deleted and replaced, in their entirety, with the following:

“PERFORMANCE OF POWERSHARES DB ENERGY FUND (TICKER: DBE), A SERIES OF

POWERSHARES DB MULTI-SECTOR COMMODITY TRUST

Name of Pool: PowerShares DB Energy Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: January 2007

Aggregate Gross Capital Subscriptions as of April 30, 2011: $689,327,712

Net Asset Value as of April 30, 2011: $248,086,627

Net Asset Value per Share as of April 30, 2011: $33.53

Worst Monthly Drawdown: (28.36)% October 2008

Worst Peak-to-Valley Drawdown: (66.18)% June 2008 – February 2009*

Monthly Rate of Return	2011(%)	2010(%)	2009(%)	2008(%)	2007(%)
January	5.35	(8.46)	(6.19)	(1.17)	0.08
February	5.65	5.54	(5.93)	10.62	5.80
March	5.38	2.88	5.71	1.35	5.33
April	6.28	5.48	(1.34)	10.21	0.86
May		(14.15)	22.99	14.95	(0.92)
June		(0.73)	3.14	10.15	3.41
July		4.09	2.26	(12.21)	2.26
August		(7.48)	(3.50)	(6.72)	(4.07)
September		7.97	(0.96)	(11.32)	7.78
October		0.02	7.99	(28.36)	12.90
November		2.15	1.68	(14.60)	(2.56)
December		8.95	(0.39)	(13.74)**	4.95***
Compound Rate of Return	24.65% (4 months)	3.42%	24.81%	(40.74)%	40.68%
*	The Worst Peak-to-Valley Drawdown from June 2008 – February 2009 includes the effect of the $0.44 per Share distribution made to Shareholders of record as of December 17, 2008. Please see Footnote **.
**	The December 2008 return of (13.74)% includes the $0.44 per Share distribution made to Shareholders of record as of December 17, 2008. Prior to the December 30, 2008 distribution, the pool’s return for December 2008 was (11.92)%.
***	The December 2007 return of 4.95% includes the $0.90 per Share distribution made to Shareholders of record as of December 19, 2007. Prior to the December 28, 2007 distribution, the pool’s return for December 2007 was 7.64%.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

PERFORMANCE OF POWERSHARES DB OIL FUND (TICKER: DBO), A SERIES OF POWERSHARES

DB MULTI-SECTOR COMMODITY TRUST

Name of Pool: PowerShares DB Oil Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: January 2007

Aggregate Gross Capital Subscriptions as of April 30, 2011: $1,124,542,518

Net Asset Value as of April 30, 2011: $700,112,099

Net Asset Value per Share as of April 30, 2011: $34.32

Worst Monthly Drawdown: (29.20)% October 2008

Worst Peak-to-Valley Drawdown: (65.43)% June 2008 – February 2009*

Monthly Rate of Return	2011(%)	2010(%)	2009(%)	2008(%)	2007(%)
January	3.69	(8.65)	(5.87)	(3.00)	(2.08)
February	2.60	7.48	(4.30)	10.99	6.13
March	7.67	4.76	7.88	0.30	4.77
April	6.25	4.46	(1.12)	12.33	(2.20)
May		(16.47)	26.94	12.65	(2.48)
June		(3.20)	1.94	11.73	4.58
July		4.98	3.09	(11.24)	2.65
August		(6.85)	(3.12)	(5.82)	(4.20)
September		8.66	(1.07)	(12.79)	9.59
October		(0.14)	8.27	(29.20)	15.62
November		1.66	2.94	(15.73)	(2.39)
December		9.39	(0.95)	(11.79)**	4.85***
Compound Rate of Return	21.70% (4 months)	2.51%	35.65%	(41.42)%	38.48%
*	The Worst Peak-to-Valley Drawdown from June 2008 – February 2009 includes the effect of the $0.12 per Share distribution made to Shareholders of record as of December 17, 2008. Please see Footnote **.
**	The December 2008 return of (11.79)% includes the $0.12 per Share distribution made to Shareholders of record as of December 17, 2008. Prior to the December 30, 2008 distribution, the pool’s return for December 2008 was (11.27)%.
***	The December 2007 return of 4.85% includes the $1.28 per Share distribution made to Shareholders of record as of December 19, 2007. Prior to the December 28, 2007 distribution, the pool’s return for December 2007 was 7.93%.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See accompanying Footnotes to Performance Information.

PERFORMANCE OF POWERSHARES DB PRECIOUS METALS FUND (TICKER: DBP), A SERIES OF

POWERSHARES DB MULTI-SECTOR COMMODITY TRUST

Name of Pool: PowerShares DB Precious Metals Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: January 2007

Aggregate Gross Capital Subscriptions as of April 30, 2011: $691,676,740

Net Asset Value as of April 30, 2011: $592,591,490

Net Asset Value per Share as of April 30, 2011: $61.73

Worst Monthly Drawdown: (18.43)% October 2008

Worst Peak-to-Valley Drawdown: (31.88)% February 2008 – October 2008

Monthly Rate of Return	2011(%)	2010(%)	2009(%)	2008(%)	2007(%)
January	(7.08)	(1.83)	6.02	10.18	4.04
February	8.60	2.92	1.97	7.34	2.77
March	4.38	0.68	(1.84)	(7.24)	(1.87)
April	13.10	5.93	(3.99)	(5.36)	2.10
May		2.01	12.91	2.30	(2.43)
June		2.27	(7.08)	3.99	(3.14)
July		(5.01)	2.61	(0.88)	2.96
August		5.95	1.17	(12.05)	(0.77)
September		6.14	7.00	2.59	16.86
October		5.46	1.73	(18.43)	(5.36)
November		4.66	13.44	11.56	3.95
December		3.91	(7.62)	6.94*	4.04**
Compound Rate of Return	19.12% (4 months)	37.71%	26.57%	(3.88)%	23.72%
*	The December 2008 return of 6.94% includes the $0.27 per Share distribution made to Shareholders of record as of December 17, 2008. Prior to the December 30, 2008 distribution, the pool’s return for December 2008 was 7.91%.
**	The December 2007 return of 4.04% includes the $0.60 per Share distribution made to Shareholders of record as of December 19, 2007. Prior to the December 28, 2007 distribution, the pool’s return for December 2007 was 5.58%.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

PERFORMANCE OF POWERSHARES DB GOLD FUND (TICKER: DGL), A SERIES OF POWERSHARES

DB MULTI-SECTOR COMMODITY TRUST

Name of Pool: PowerShares DB Gold Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: January 2007

Aggregate Gross Capital Subscriptions as of April 30, 2011: $457,889,260

Net Asset Value as of April 30, 2011: $284,247,286

Net Asset Value per Share as of April 30, 2011: $54.66

Worst Monthly Drawdown: (18.06)% October 2008

Worst Peak-to-Valley Drawdown: (26.80)% February 2008 – October 2008

Monthly Rate of Return	2011(%)	2010(%)	2009(%)	2008(%)	2007(%)
January	(6.39)	(1.30)	4.85	9.67	3.44
February	5.58	3.15	1.48	5.14	2.44
March	1.98	(0.56)	(2.07)	(5.77)	(1.02)
April	8.05	5.89	(3.64)	(5.92)	2.86
May		2.79	9.53	2.54	(2.93)
June		2.45	(5.40)	4.17	(1.99)
July		(5.28)	2.69	(1.48)	2.61
August		5.56	(0.26)	(9.22)	0.68
September		4.63	5.75	5.49	9.81
October		3.60	3.01	(18.06)	6.01
November		1.98	13.39	13.29	(1.26)
December		2.45	(7.27)	6.66*	3.54**
Compound Rate of Return	8.88% (4 months)	27.83%	22.03%	2.00%	26.20%
*	The December 2008 return of 6.66% includes the $0.26 per Share distribution made to Shareholders of record as of December 17, 2008. Prior to the December 30, 2008 distribution, the pool’s return for December 2008 was 7.52%.
**	The December 2007 return of 3.54% includes the $0.81 per Share distribution made to Shareholders of record as of December 19, 2007. Prior to the December 28, 2007 distribution, the pool’s return for December 2007 was 5.84%.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See accompanying Footnotes to Performance Information.

PERFORMANCE OF POWERSHARES DB SILVER FUND (TICKER: DBS), A SERIES OF

POWERSHARES DB MULTI-SECTOR COMMODITY TRUST

Name of Pool: PowerShares DB Silver Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: January 2007

Aggregate Gross Capital Subscriptions as of April 30, 2011: $451,544,733

Net Asset Value as of April 30, 2011: $546,112,474

Net Asset Value per Share as of April 30, 2011: $85.33

Worst Monthly Drawdown: (23.42)% August 2008

Worst Peak-to-Valley Drawdown: (51.35)% February 2008 – October 2008

Monthly Rate of Return	2011(%)	2010(%)	2009(%)	2008(%)	2007(%)
January	(9.59)	(4.06)	11.40	12.83	6.48
February	19.91	1.91	4.16	16.53	4.13
March	12.35	6.15	(0.89)	(12.95)	(4.91)
April	28.28	6.20	(5.23)	(4.05)	0.49
May		(1.11)	26.80	1.67	(0.26)
June		1.38	(13.00)	3.41	(7.80)
July		(3.92)	2.46	1.68	4.60
August		7.65	6.73	(23.42)	(6.71)
September		12.36	11.63	(10.23)	13.76
October		12.61	(2.45)	(20.75)	3.92
November		14.77	13.71	4.72	(2.92)
December		9.63	(9.03)	8.74*	2.02**
Compound Rate of Return	56.22% (4 months)	81.95%	48.10%	(27.16)%	11.32%
*	The December 2008 return of 8.74% includes the $0.22 per Share distribution made to Shareholders of record as of December 17, 2008. Prior to the December 30, 2008 distribution, the pool’s return for December 2008 was 9.92%.
**	The December 2007 return of 2.02% includes the $0.87 per Share distribution made to Shareholders of record as of December 19, 2007. Prior to the December 28, 2007 distribution, the pool’s return for December 2007 was 5.24%.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

PERFORMANCE OF POWERSHARES DB BASE METALS FUND (TICKER: DBB), A SERIES OF

POWERSHARES DB MULTI-SECTOR COMMODITY TRUST

Name of Pool: PowerShares DB Base Metals Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: January 2007

Aggregate Gross Capital Subscriptions as of April 30, 2011: $1,060,880,840

Net Asset Value as of April 30, 2011: $629,090,069

Net Asset Value per Share as of April 30, 2011: $24.38

Worst Monthly Drawdown: (27.29)% October 2008

Worst Peak-to-Valley Drawdown: (60.29)% July 2007 – January 2009*

Monthly Rate of Return	2011(%)	2010(%)	2009(%)	2008(%)	2007(%)
January	0.62	(11.50)	(7.37)	8.82	(5.84)
February	3.18	4.12	3.71	12.16	3.70
March	(3.08)	8.17	12.99	(5.59)	1.88
April	(0.57)	(4.12)	6.48	(0.87)	10.74
May		(10.43)	6.30	(4.54)	(2.40)
June		(5.71)	3.07	3.92	(1.19)
July		11.17	13.82	(4.21)	4.86
August		(0.86)	7.55	(6.74)	(7.61)
September		9.18	(0.43)	(11.14)	2.37
October		3.32	5.97	(27.29)	(2.43)
November		(4.69)	6.81	(6.46)	(5.95)
December		13.14	7.98	(11.29)**	(8.98)***
Compound Rate of Return	0.04% (4 months)	8.20%	88.64%	(45.73)%	(12.00)%
*	The Worst Peak-to-Valley Drawdown from July 2007 – January 2009 includes the effect of the $0.96 per Share distribution made to Shareholders of record as of December 19, 2007, and the effect of the $0.28 per Share distribution made to Shareholders of record as of December 17, 2008. Please see Footnotes ** and ***.
**	The December 2008 return of (11.29)% includes the $0.28 per Share distribution made to Shareholders of record as of December 17, 2008. Prior to the December 30, 2008 distribution, the pool’s return for December 2008 was (9.21)%.
***	The December 2007 return of (8.98)% includes the $0.96 per Share distribution made to Shareholders of record as of December 19, 2007. Prior to the December 28, 2007 distribution, the pool’s return for December 2007 was (5.01)%.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See accompanying Footnotes to Performance Information.

PERFORMANCE OF POWERSHARES DB AGRICULTURE FUND (TICKER: DBA), A SERIES OF POWERSHARES

DB MULTI-SECTOR COMMODITY TRUST

Name of Pool: PowerShares DB Agriculture Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: January 2007

Aggregate Gross Capital Subscriptions as of April 30, 2011: $7,836,899,960

Net Asset Value as of April 30, 2011: $3,807,117,192

Net Asset Value per Share as of April 30, 2011: $34.18

Worst Monthly Drawdown: (14.74)% September 2008

Worst Peak-to-Valley Drawdown: (43.49)% February 2008 – May 2010*

Monthly Rate of Return	2011(%)	2010(%)	2009(%)	2008(%)	2007(%)
January	5.93	(3.81)	(3.62)	12.47	3.44
February	1.69	(0.13)	(5.88)	12.90	3.91
March	(1.86)	(4.56)	3.74	(12.43)	(5.81)
April	(0.12)	2.62	2.58	0.27	(1.94)
May		(5.34)	11.50	(1.56)	5.84
June		1.94	(9.17)	13.41	(0.04)
July		8.30	(0.55)	(10.36)	(0.50)
August		(0.12)	3.69	(3.28)	2.07
September		5.81	(2.03)	(14.74)	10.20
October		8.06	0.43	(14.44)	(0.17)
November		(1.95)	3.07	(4.41)	4.94
December		11.28	(0.38)	5.10**	6.56***
Compound Rate of Return	5.59% (4 months)	22.47%	1.85%	(20.91)%	31.24%
*	The Worst Peak-to-Valley Drawdown from February 2008 – May 2010 includes the effect of the $0.45 per Share distribution made to Shareholders of record as of December 17, 2008. Please see Footnote **.
**	The December 2008 return of 5.10% includes the $0.45 per Share distribution made to Shareholders of record as of December 17, 2008. Prior to the December 30, 2008 distribution, the pool’s return for December 2008 was 6.93%.
***	The December 2007 return of 6.56% includes the $0.45 per Share distribution made to Shareholders of record as of December 19, 2007. Prior to the December 28, 2007 distribution, the pool’s return for December 2007 was 7.89%.
****	As of October 19, 2009, the Fund commenced tracking the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™. Prior to October 19, 2009, the Fund tracked the Deutsche Bank Liquid Commodity Index–Optimum Yield Agriculture Excess Return™.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See accompanying Footnotes to Performance Information.

Footnotes to Performance Information

1. “Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the relevant pool, including investors who subsequently redeemed their investments.

2. “Net Asset Value” is the net asset value of the relevant pool as of April 30, 2011.

3. “Net Asset Value per Share” is the Net Asset Value of the relevant pool divided by the total number of Shares outstanding with respect to such pool as of April 30, 2011.

4. “Worst Monthly Drawdown” is the largest single month loss sustained since inception of trading. “Drawdown” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. “Drawdown” is measured on the basis of monthly returns only, and does not reflect intra-month figures. “Month” is the month of the Worst Monthly Drawdown.

5. “Worst Peak-to-Valley Drawdown” is the largest percentage decline in the Net Asset Value per Share over the history of the relevant pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. “Worst Peak-to-Valley Drawdown” represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end. For example, if the Net Asset Value per Share of a particular pool declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be still continuing and to be $3 in amount, whereas if the Net Asset Value per Share had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level.

6. “Compound Rate of Return” of the relevant pool is calculated by multiplying on a compound basis each of the monthly rates of return set forth in the respective charts above and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are year-to-date.

7. The below table reflects both the name of the original Index that each Fund (except PowerShares DB Agriculture Fund) has tracked up to and including December 31, 2010, or Original Index, and the name of the Index that each Fund will track after December 31, 2010, or Renamed Index:

Fund	Index
	Original	Renamed

PowerShares DB Energy Fund	Deutsche Bank Liquid Commodity Index–Optimum Yield Energy Excess Return™	DBIQ Optimum Yield Energy Index Excess Return™

PowerShares DB Oil Fund	Deutsche Bank Liquid Commodity Index–Optimum Yield Crude Oil Excess Return™	DBIQ Optimum Yield Crude Oil Index Excess Return™

PowerShares DB Precious Metals Fund	Deutsche Bank Liquid Commodity Index–Optimum Yield Precious Metals Excess Return™	DBIQ Optimum Yield Precious Metals Index Excess Return™

PowerShares DB Gold Fund	Deutsche Bank Liquid Commodity Index–Optimum Yield Gold Excess Return™	DBIQ Optimum Yield Gold Index Excess Return™

PowerShares DB Silver Fund	Deutsche Bank Liquid Commodity Index–Optimum Yield Silver Excess Return™	DBIQ Optimum Yield Silver Index Excess Return™

PowerShares DB Base Metals Fund	Deutsche Bank Liquid Commodity Index–Optimum Yield Industrial Metals Excess Return™	DBIQ Optimum Yield Industrial Metals Index Excess Return™

Each Fund’s Original Index is identical to the Renamed Index, except with respect to the following non-substantive changes: (i) name of Index, (ii) ticker symbol, and (iii) inception date of Renamed Index for CFTC purposes. Except as provided in the immediately preceding sentence, all prior underlying formulae, data (e.g., closing levels, measure of volatility, all other numerical statistics and measures) and all other characteristics (e.g., Base Date, Index Sponsor, rolling, etc.) with respect to each Original Index is identical to its corresponding Renamed Index.

The PowerShares DB Agriculture Fund tracked the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ up to and including December 31, 2010. The PowerShares DB Agriculture Fund commenced tracking the DBIQ Diversified Agriculture Index Excess Return™ after December 31, 2010. The only difference between the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ and the DBIQ Diversified Agriculture Index Excess Return™ is a name change.

DBLCI™ and Deutsche Bank Liquid Commodity Index™ are trade marks of the Index Sponsor and are the subject of Community Trade Mark Nos. 3055043 and 3054996. Trade Mark applications in the United States are pending with respect to both the Trust and aspects of each Index. The Fund and the Managing Owner have been licensed to use DBLCI™, Deutsche Bank Liquid Commodity Index™ and DBIQ™.”

IV. Pages 52 through 113 of the Prospectus are hereby deleted and replaced, in their entirety, with the following:

Volatility of the Various Indexes

The following table[1] reflects various measures of volatility[2] of the history of each Index as calculated on an excess return basis:
Volatility Type	DBIQ-OY Energy ER™[3]	DBIQ- OY CL ER™[4]	DBIQ-OY Precious Metals ER™[4]	DBIQ- OY GC ER™[4]	DBIQ- OY SI ER™[4]	DBIQ-OY Industrial Metals ER™[5]	DBIQ Diversified Agriculture ER™[6]
Daily volatility over full history	25.20%	27.52%	16.31%	15.13%	26.00%	21.07%	10.59%
Average rolling 3 month daily volatility	23.51%	25.76%	15.20%	13.99%	24.21%	19.66%	9.85%
Monthly return volatility	25.53%	26.64%	16.30%	15.04%	26.57%	21.54%	12.44%
Average annual volatility	24.33%	26.38%	15.13%	14.00%	23.90%	18.77%	10.26%

The following table reflects the daily volatility on an annual basis of each Index:

Year	DBIQ-OY Energy ER™[3]	DBIQ- OY CL ER™[4]	DBIQ-OY Precious Metals ER™[4]	DBIQ- OY GC ER™[4]	DBIQ- OY SI ER™[4]	DBIQ-OY Industrial Metals ER™[5]	DBIQ Diversified Agriculture ER™[6]
1988	—	26.56%	11.17%	11.41%	10.73%	—	—
1989	—	28.11%	13.57%	13.14%	18.53%	—	8.35%
1990	44.82%	40.56%	16.71%	17.67%	19.41%	—	7.92%
1991	31.03%	29.57%	13.63%	12.63%	23.40%	—	7.85%
1992	14.60%	16.66%	8.90%	8.32%	15.67%	—	6.93%
1993	15.25%	17.70%	16.81%	14.44%	28.37%	—	8.24%
1994	18.05%	20.13%	12.08%	9.60%	23.28%	—	12.80%
1995	13.45%	17.07%	9.89%	6.62%	26.37%	—	6.78%
1996	23.86%	31.02%	7.74%	6.17%	17.62%	—	7.80%
1997	18.29%	21.51%	13.51%	12.60%	24.68%	11.99%	11.19%
1998	23.80%	27.97%	14.60%	12.84%	29.22%	14.38%	8.06%
1999	24.43%	27.10%	16.54%	17.35%	21.74%	14.07%	10.74%
2000	28.21%	32.19%	14.01%	15.02%	14.41%	11.78%	8.87%
2001	27.56%	29.77%	13.79%	14.44%	17.22%	12.57%	8.38%
2002	24.63%	25.52%	13.51%	13.44%	17.43%	13.12%	9.51%
2003	26.34%	26.59%	16.17%	16.66%	20.32%	13.86%	8.37%
2004	28.71%	30.80%	19.48%	16.25%	35.48%	20.85%	11.01%
2005	27.49%	26.55%	13.23%	12.38%	21.32%	18.18%	9.40%
2006	22.01%	22.01%	25.97%	22.81%	41.21%	32.26%	9.57%
2007	19.54%	21.17%	14.96%	13.91%	21.28%	20.35%	9.36%
2008	36.57%	41.43%	27.33%	25.53%	43.01%	28.81%	21.09%
2009	31.28%	33.56%	20.44%	18.40%	31.13%	29.14%	15.60%
2010	18.84%	20.63%	15.22%	13.28%	26.40%	23.76%	13.55%
2011[1]	16.61%	19.00%	13.98%	11.20%	25.29%	16.37%	14.49%

1As of April 30, 2011. Past Index levels are not necessarily indicative of future Index levels.

[2]Volatility, for these purposes, means the following:

Daily Volatility: The relative rate at which the price of the Index moves up and down, found by calculating the annualized standard deviation of the daily change in price.

Monthly Return Volatility: The relative rate at which the price of the Index moves up and down, found by calculating the annualized standard deviation of the monthly change in price.

Average Annual Volatility: The average of yearly volatilities for a given sample period. The yearly volatility is the relative rate at which the price of the Index moves up and down, found by calculating the annualized standard deviation of the daily change in price for each business day in the given year.

3As of June 4, 1990. Past Index levels are not necessarily indicative of future Index levels.

4As of December 2, 1988. Past Index levels are not necessarily indicative of future Index levels.

5As of September 3, 1997. Past Index levels are not necessarily indicative of future Index levels.

6As of January 18, 1989. Past Index levels are not necessarily indicative of future Index levels.

ENERGY SECTOR DATA

RELATING TO

DBIQ OPTIMUM YIELD ENERGY INDEX EXCESS RETURN™

(DBIQ-OY ENERGY ER™)

CLOSING LEVELS TABLES

DBIQ OPTIMUM YIELD ENERGY INDEX EXCESS RETURN™

	CLOSING LEVEL		CHANGES
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1990[5]	179.19	96.66	45.52%	45.52%
1991	147.42	107.20	-20.99%	14.98%
1992	137.39	110.88	9.57%	25.99%
1993	138.78	100.51	-20.19%	0.56%
1994	122.19	95.20	6.96%	7.56%
1995	119.82	102.02	11.00%	19.39%
1996	197.83	111.99	63.92%	95.71%
1997	204.30	159.71	-18.40%	59.71%
1998	160.51	97.65	-36.95%	0.70%
1999	178.20	92.77	72.80%	74.00%
2000	298.97	167.50	41.06%	145.44%
2001	278.42	192.42	-16.74%	104.36%
2002	298.19	194.55	41.97%	190.12%
2003	391.72	284.31	32.29%	283.81%
2004	715.99	383.42	54.72%	493.84%
2005	1037.13	582.46	55.14%	821.29%
2006	1074.96	812.65	-10.74%	722.36%
2007	1112.80	709.23	34.88%	1009.21%
2008	1772.65	559.38	-40.45%	560.50%
2009	862.18	518.29	25.76%	730.64%
2010	884.28	704.89	4.00%	763.88%
2011[6]	1075.48	850.77	24.49%	975.48%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE DBIQ OPTIMUM YIELD ENERGY INDEX EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DBIQ OPTIMUM YIELD ENERGY INDEX TOTAL RETURN™

	CLOSING LEVEL		CHANGES
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1990[5]	183.60	97.33	51.88%	51.88%
1991	154.30	112.85	-16.53%	26.77%
1992	155.82	122.35	13.48%	43.86%
1993	160.01	118.31	-17.71%	18.38%
1994	147.06	112.95	11.67%	32.19%
1995	155.68	127.46	17.38%	55.17%
1996	270.11	146.19	72.56%	167.77%
1997	279.83	227.35	-14.08%	130.07%
1998	232.17	147.51	-33.81%	52.29%
1999	282.30	141.11	81.15%	175.87%
2000	496.29	265.84	49.64%	312.83%
2001	476.58	334.41	-13.77%	255.97%
2002	527.96	339.16	44.32%	413.72%
2003	700.53	505.36	33.65%	586.61%
2004	1293.70	686.54	56.88%	977.16%
2005	1917.92	1056.70	60.14%	1625.00%
2006	2070.40	1595.93	-6.33%	1515.87%
2007	2285.06	1397.07	41.00%	2178.45%
2008	3676.21	1165.04	-39.62%	1275.66%
2009	1798.15	1079.73	25.94%	1632.53%
2010	1845.15	1471.50	4.14%	1704.26%
2011[6]	2247.00	1776.94	24.54%	2147.00%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE DBIQ OPTIMUM YIELD ENERGY INDEX TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

See accompanying Notes and Legends.

INDEX COMMODITIES WEIGHTS TABLES

DBIQ OPTIMUM YIELD ENERGY INDEX EXCESS RETURN™

	CL7		HO7		LCO[7]		XB7		NG7
	High[1]	Low[2]	High	Low	High	Low	High	Low	High	Low
1990[5]	21.8%	21.9%	21.4%	22.6%	27.2%	22.2%	23.4%	22.4%	6.2%	10.9%
1991	21.8%	22.5%	22.8%	22.7%	23.8%	20.0%	21.5%	21.8%	10.1%	13.1%
1992	21.3%	22.3%	23.1%	23.1%	21.6%	21.5%	21.7%	22.2%	12.3%	10.8%
1993	21.6%	22.1%	21.5%	22.8%	21.1%	22.7%	21.4%	22.0%	14.4%	10.4%
1994	20.6%	21.7%	22.4%	22.5%	24.7%	21.9%	23.0%	21.8%	9.3%	12.1%
1995	22.9%	24.3%	21.2%	22.1%	23.1%	23.0%	23.1%	21.9%	9.7%	8.8%
1996	22.6%	22.6%	21.6%	21.1%	22.0%	22.5%	21.8%	22.9%	12.0%	10.9%
1997	23.2%	22.5%	21.6%	22.6%	22.2%	21.6%	21.4%	23.1%	11.4%	10.1%
1998	22.4%	22.7%	22.9%	23.4%	21.3%	21.1%	23.5%	22.5%	9.9%	10.4%
1999	22.7%	23.1%	21.9%	22.0%	23.0%	22.2%	23.3%	22.3%	9.1%	10.4%
2000	21.8%	22.9%	22.5%	22.2%	21.2%	22.8%	23.2%	23.2%	11.4%	8.9%
2001	23.5%	22.9%	22.0%	22.2%	21.4%	21.8%	22.5%	22.7%	10.5%	10.4%
2002	21.4%	23.2%	22.4%	22.5%	24.2%	22.6%	21.8%	23.2%	10.3%	8.5%
2003	22.7%	21.2%	22.6%	21.5%	22.3%	23.2%	22.3%	21.8%	10.2%	12.3%
2004	23.9%	22.6%	23.0%	22.2%	23.2%	21.8%	21.0%	22.9%	8.8%	10.5%
2005	20.6%	22.3%	23.5%	22.7%	21.8%	22.3%	24.9%	23.0%	9.1%	9.7%
2006	23.3%	22.8%	22.7%	22.7%	23.2%	22.9%	25.3%	22.8%	5.5%	8.7%
2007	22.6%	22.1%	22.8%	23.0%	22.5%	22.1%	23.0%	22.6%	9.1%	10.2%
2008	22.2%	21.8%	24.2%	21.3%	22.3%	22.8%	21.3%	21.7%	10.1%	12.4%
2009	24.5%	22.7%	19.4%	20.7%	23.9%	22.8%	27.5%	24.3%	4.7%	9.6%
2010	22.8%	22.3%	23.0%	23.0%	23.4%	23.0%	23.5%	23.1%	7.3%	8.6%
2011[6]	21.9%	22.3%	23.3%	22.4%	23.3%	22.9%	23.3%	22.5%	8.3%	10.0%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE

DBIQ OPTIMUM YIELD ENERGY INDEX EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE,

SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DBIQ OPTIMUM YIELD ENERGY INDEX TOTAL RETURN™

	CL7		HO7		LCO[7]		XB7		NG7
	High[1]	Low[2]	High	Low	High	Low	High	Low	High	Low
1990[5]	21.8%	21.9%	21.4%	22.6%	27.2%	22.2%	23.4%	22.4%	6.2%	10.9%
1991	21.8%	22.5%	22.8%	22.7%	23.8%	20.0%	21.5%	21.8%	10.1%	13.1%
1992	21.3%	22.3%	23.2%	23.1%	21.6%	21.5%	21.5%	22.2%	12.5%	10.8%
1993	21.6%	22.1%	21.5%	22.8%	21.1%	22.7%	21.4%	22.0%	14.4%	10.4%
1994	20.6%	21.7%	22.4%	22.5%	24.7%	21.9%	23.0%	21.8%	9.3%	12.1%
1995	22.9%	22.9%	21.2%	22.4%	23.1%	23.1%	23.1%	23.3%	9.7%	8.4%
1996	22.6%	22.6%	21.6%	21.1%	22.0%	22.5%	21.8%	22.9%	12.0%	10.9%
1997	23.2%	22.0%	21.6%	22.8%	22.2%	21.1%	21.4%	23.7%	11.4%	10.3%
1998	22.4%	22.7%	22.9%	23.4%	21.3%	21.1%	23.5%	22.5%	9.9%	10.4%
1999	22.9%	23.1%	22.3%	22.0%	22.8%	22.2%	23.3%	22.3%	8.6%	10.4%
2000	21.8%	22.9%	22.5%	22.2%	21.2%	22.8%	23.2%	23.2%	11.4%	8.9%
2001	23.5%	22.9%	22.0%	22.2%	21.4%	21.8%	22.5%	22.7%	10.5%	10.4%
2002	21.4%	23.2%	22.4%	22.5%	24.2%	22.6%	21.8%	23.2%	10.3%	8.5%
2003	22.7%	21.2%	22.6%	21.5%	22.3%	23.2%	22.3%	21.8%	10.2%	12.3%
2004	23.9%	22.6%	23.0%	22.2%	23.2%	21.8%	21.0%	22.9%	8.8%	10.5%
2005	20.6%	22.3%	23.5%	22.7%	21.8%	22.3%	24.9%	23.0%	9.1%	9.7%
2006	23.3%	22.8%	22.7%	22.7%	23.2%	22.9%	25.3%	22.8%	5.5%	8.7%
2007	22.6%	22.1%	22.8%	23.0%	22.5%	22.1%	23.0%	22.6%	9.1%	10.2%
2008	22.2%	21.8%	24.2%	21.3%	22.4%	22.8%	21.3%	21.7%	10.0%	12.4%
2009	24.5%	22.7%	19.4%	20.7%	23.9%	22.8%	27.5%	24.3%	4.7%	9.6%
2010[6]	22.8%	22.3%	23.0%	23.0%	23.4%	23.0%	23.5%	23.1%	7.3%	8.6%
2011[6]	21.9%	22.3%	23.3%	22.4%	23.3%	22.9%	23.3%	22.5%	8.3%	10.0%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE DBIQ OPTIMUM YIELD ENERGY INDEX TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND

NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

See accompanying Notes and Legends.

All statistics based on data from June 4, 1990 to April 30, 2011.

VARIOUS STATISTICAL MEASURES	DBIQ Optimum Yield Energy ER8	DBIQ Optimum Yield Energy TR9	Goldman Sachs US Energy Total Return[10]
Annualized Changes to Index Level[11]	12.0%	16.0%	7.3%
Average rolling 3 month daily volatility[12]	23.5%	23.5%	28.8%
Sharpe Ratio[13]	0.37	0.54	0.14
% of months with positive change[14]	57%	58%	55%
Average monthly positive change[15]	6.0%	6.2%	7.5%
Average monthly negative change[16]	-5.1%	-4.9%	-6.7%

ANNUALIZED INDEX LEVELS[17]	DBIQ Optimum Yield Energy ER8	DBIQ Optimum Yield Energy TR9	Goldman Sachs US Energy Total Return[10]
1 year	23.3%	23.5%	15.3%
3 year	-7.3%	-6.9%	-18.7%
5 year	1.4%	3.3%	-7.6%
7 year	12.7%	15.2%	-0.2%
10 year	14.7%	17.0%	3.0%
15 year	14.5%	18.0%	6.3%

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN OCTOBER 2010, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD JUNE 1990 THROUGH SEPTEMBER 2010, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

See accompanying Notes and Legends.

COMPARISON OF DBIQ-OY ENERGY ER, DBIQ-OY ENERGY TR AND GOLDMAN SACHS US ENERGY TOTAL RETURN

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of DBIQ-OY Energy ER, DBIQ-OY Energy TR and Goldman Sachs US Energy Total Return are indices and do not reflect actual trading.

DBIQ-OY Energy TR and Goldman Sachs US Energy Total Return are calculated on a total return basis and do not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN OCTOBER 2010, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD JUNE 1990 THROUGH SEPTEMBER 2010, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

See accompanying Notes and Legends.

COMPARISON OF DBIQ-OY ENERGY TR AND GOLDMAN SACHS US ENERGY TOTAL RETURN

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of DBIQ-OY Energy TR and Goldman Sachs US Energy Total Return are indices and do not reflect actual trading.

DBIQ-OY Energy TR and Goldman Sachs US Energy Total Return are calculated on a total return basis and do not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN OCTOBER 2010, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD JUNE 1990 THROUGH SEPTEMBER 2010, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

See accompanying Notes and Legends.

NOTES AND LEGENDS:

1.      “High” reflects the highest closing level of the Index during the applicable year.

2.      “Low” reflects the lowest closing level of the Index during the applicable year.

3.      “Annual Index Changes” reflect the change to the Index level on an annual basis as of December 31 of each applicable year.

4.      “Index Changes Since Inception” reflects the change of the Index level since inception on a compounded annual basis as of December 31 of each applicable year.

5.      Closing levels as of inception on June 4, 1990.

6.      Closing levels as of April 30, 2011.

7.      The DBIQ Optimum Yield Energy Index Excess Return™ and DBIQ Optimum Yield Energy Index Total Return™ reflect the change in market value of the following underlying index commodities: CL (Light, Sweet Crude Oil), HO (Heating Oil), LCO (Brent Crude Oil), XB (RBOB Gasoline) and NG (Natural Gas) on an optimum yield basis.

8.      “DBIQ Optimum Yield Energy ER™” is DBIQ Optimum Yield Energy Index Excess Return™.

9.      “DBIQ Optimum Yield Energy TR™” is DBIQ Optimum Yield Energy Index Total Return™.

10.    “Goldman Sachs US Energy Total Return” is Goldman Sachs US Energy Total Return.

11.    “Annualized Changes to Index Level” reflect the change to the applicable index level on an annual basis as of December 31 of each applicable year.

12.    “Average rolling 3 month daily volatility.” The daily volatility reflects the relative rate at which the price of the applicable index moves up and down, which is found by calculating the annualized standard deviation of the daily change in price. In turn, an average of this value is calculated on a 3 month rolling basis.

13.    “Sharpe Ratio” compares the annualized rate of return minus the annualized risk-free rate of return to the annualized variability — often referred to as the “standard deviation” — of the monthly rates of return. A Sharpe Ratio of 1:1 or higher indicates that, according to the measures used in calculating the ratio, the rate of return achieved by a particular strategy has equaled or exceeded the risks assumed by such strategy. The risk-free rate of return that was used in these calculations was assumed to be 3.29%.

14.    “% of months with positive change” during the period from inception to April 30, 2011.

15.    “Average monthly positive change” during the period from inception to April 30, 2011.

16.    “Average monthly negative change” during the period from inception to April 30, 2011.

17.    “Annualized Index Levels” reflect the change to the level of the applicable index on an annual basis as of December 31 of each applicable time period (e.g., 1 year, 3, 5 or 7, 10 or 15 years, as applicable).

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN OCTOBER 2010, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD JUNE 1990 THROUGH SEPTEMBER 2010, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL

PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

ALTHOUGH THE INDEX SPONSOR WILL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE INDEX FROM SOURCE(S) WHICH THE INDEX SPONSOR CONSIDERS RELIABLE, THE INDEX SPONSOR WILL NOT INDEPENDENTLY VERIFY SUCH INFORMATION AND DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN. THE INDEX SPONSOR SHALL NOT BE LIABLE (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY ERROR IN THE INDEX AND THE INDEX SPONSOR IS UNDER NO OBLIGATION TO ADVISE ANY PERSON OF ANY ERROR THEREIN.

UNLESS OTHERWISE SPECIFIED, NO TRANSACTION RELATING TO THE INDEX IS SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE INDEX SPONSOR AND THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES AS TO (A) THE ADVISABILITY OF PURCHASING OR ASSUMING ANY RISK IN CONNECTION WITH ANY SUCH TRANSACTION (B) THE LEVELS AT WHICH THE INDEX STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DATE (C) THE RESULTS TO BE OBTAINED BY THE ISSUER OF ANY SECURITY OR ANY COUNTERPARTY OR ANY SUCH ISSUER’S SECURITY HOLDERS OR CUSTOMERS OR ANY SUCH COUNTERPARTY’S CUSTOMERS OR COUNTERPARTIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH ANY LICENSED RIGHTS OR FOR ANY OTHER USE OR (D) ANY OTHER MATTER. THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE INDEX SPONSOR HAVE ANY LIABILITY (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

CRUDE OIL SECTOR DATA

RELATING TO

DBIQ OPTIMUM YIELD CRUDE OIL INDEX EXCESS RETURN™

(DBIQ-OY CL ER™)

CLOSING LEVELS TABLES

DBIQ OPTIMUM YIELD CRUDE OIL INDEX EXCESS RETURN™

	CLOSING LEVEL		CHANGES
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1988[5]	112.02	97.53	12.02%	12.02%
1989	192.01	110.98	71.41%	92.01%
1990	294.82	160.13	24.79%	139.61%
1991	238.71	175.06	-15.63%	102.15%
1992	224.82	189.93	0.68%	103.52%
1993	217.01	152.46	-24.79%	53.08%
1994	173.31	142.13	5.59%	61.64%
1995	202.32	157.90	25.16%	102.32%
1996	414.35	185.87	104.80%	314.35%
1997	425.66	303.27	-26.65%	203.93%
1998	302.95	171.33	-40.94%	79.51%
1999	346.30	165.23	85.26%	232.56%
2000	551.67	325.69	31.04%	335.79%
2001	532.29	390.80	-3.95%	318.57%
2002	608.00	399.11	41.61%	492.76%
2003	847.48	574.29	39.55%	727.21%
2004	1632.10	824.87	63.83%	1255.23%
2005	2171.79	1319.88	42.95%	1837.28%
2006	2389.01	1856.67	-2.48%	1789.17%
2007	2523.38	1571.31	33.12%	2414.88%
2008	3955.92	1188.78	-41.61%	1368.33%
2009	2057.94	1147.41	36.08%	1898.07%
2010	2169.64	1673.17	3.20%	1962.00%
2011[6]	2508.55	2003.69	21.66%	2408.55%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE

DBIQ OPTIMUM YIELD CRUDE OIL INDEX EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE,

SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DBIQ OPTIMUM YIELD CRUDE OIL INDEX TOTAL RETURN™

	CLOSING LEVEL		CHANGES
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1988[5]	112.73	97.60	12.73%	12.73%
1989	209.87	111.81	86.17%	109.87%
1990	341.64	182.36	34.76%	182.82%
1991	295.24	208.42	-10.88%	152.05%
1992	288.22	237.02	4.27%	162.81%
1993	281.69	202.92	-22.45%	103.80%
1994	235.88	190.71	10.24%	124.67%
1995	297.36	219.85	32.36%	197.36%
1996	641.10	274.37	115.60%	541.10%
1997	659.34	493.93	-22.77%	395.14%
1998	495.55	292.68	-37.99%	207.03%
1999	620.64	284.23	94.21%	496.27%
2000	1035.63	584.55	39.02%	728.92%
2001	1030.69	768.08	-0.53%	724.54%
2002	1217.32	786.82	43.96%	1087.00%
2003	1713.97	1154.40	40.99%	1573.50%
2004	3334.95	1670.29	66.12%	2679.95%
2005	4541.88	2707.94	47.56%	4002.06%
2006	5203.49	3969.14	2.34%	4097.88%
2007	5859.72	3499.36	39.16%	5741.98%
2008	9281.23	2799.96	-40.80%	3358.41%
2009	4853.73	2703.20	36.28%	4612.97%
2010	5119.70	3948.54	3.34%	4770.26%
2011[6]	5927.08	4733.01	21.70%	5827.08%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE

DBIQ OPTIMUM YIELD CRUDE OIL INDEX TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE,

SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

See accompanying Notes and Legends.

INDEX COMMODITIES WEIGHTS TABLES

DBIQ OPTIMUM YIELD CRUDE OIL INDEX EXCESS RETURN™

	CL7
	High[1]	Low[2]
1988[5]	100%	100%
1989	100%	100%
1990	100%	100%
1991	100%	100%
1992	100%	100%
1993	100%	100%
1994	100%	100%
1995	100%	100%
1996	100%	100%
1997	100%	100%
1998	100%	100%
1999	100%	100%
2000	100%	100%
2001	100%	100%
2002	100%	100%
2003	100%	100%
2004	100%	100%
2005	100%	100%
2006	100%	100%
2007	100%	100%
2008	100%	100%
2009	100%	100%
2010	100%	100%
2011[6]	100%	100%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE

DBIQ OPTIMUM YIELD CRUDE OIL INDEX EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DBIQ OPTIMUM YIELD CRUDE OIL INDEX TOTAL RETURN™

	CL7
	High[1]	Low[2]
1988[5]	100%	100%
1989	100%	100%
1990	100%	100%
1991	100%	100%
1992	100%	100%
1993	100%	100%
1994	100%	100%
1995	100%	100%
1996	100%	100%
1997	100%	100%
1998	100%	100%
1999	100%	100%
2000	100%	100%
2001	100%	100%
2002	100%	100%
2003	100%	100%
2004	100%	100%
2005	100%	100%
2006	100%	100%
2007	100%	100%
2008	100%	100%
2009	100%	100%
2010	100%	100%
2011[6]	100%	100%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE

DBIQ OPTIMUM YIELD CRUDE OIL INDEX TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

See accompanying Notes and Legends.

All statistics based on data from December 2, 1988 to April 30, 2011.

VARIOUS STATISTICAL MEASURES	DBIQ Optimum Yield Crude Oil ER8	DBIQ Optimum Yield Crude Oil TR9	Goldman Sachs Crude Oil Total Return Index[10]
Annualized Changes to Index Level[11]	15.5%	20.0%	12.9%
Average rolling 3 month daily volatility[12]	25.7%	25.7%	31.4%
Sharpe Ratio[13]	0.46	0.64	0.30
% of months with positive change[14]	58%	58%	57%
Average monthly positive change[15]	6.5%	6.8%	8.0%
Average monthly negative change[16]	-5.3%	-5.1%	-7.2%

ANNUALIZED INDEX LEVELS[17]	DBIQ Optimum Yield Crude Oil ER8	DBIQ Optimum Yield Crude Oil TR9	Goldman Sachs Crude Oil Total Return Index[10]
1 year	16.7%	16.8%	10.1%
3 year	-6.1%	-5.8%	-22.9%
5 year	2.4%	4.4%	-9.3%
7 year	13.8%	16.3%	-0.5%
10 year	17.3%	19.7%	4.9%
15 year	16.2%	19.8%	8.5%

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN OCTOBER 2010, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1988 THROUGH SEPTEMBER 2010, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

See accompanying Notes and Legends.

COMPARISON OF DBIQ-OY CL ER, DBIQ-OY CL TR AND GOLDMAN SACHS CRUDE OIL TOTAL RETURN INDEX

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of DBIQ-OY CL ER, DBIQ-OY CL TR and Goldman Sachs Crude Oil Total Return Index are indices and do not reflect actual trading. DBIQ-OY CL TR and Goldman Sachs Crude Oil Total Return Index are calculated on a total return basis and do not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN OCTOBER 2010, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1988 THROUGH SEPTEMBER 2010, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

See accompanying Notes and Legends.

COMPARISON OF DBIQ-OY CL TR AND GOLDMAN SACHS CRUDE OIL TOTAL RETURN INDEX

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of DBIQ-OY CL TR and Goldman Sachs Crude Oil Total Return Index are indices and do not reflect actual trading. DBIQ-OY CL TR and Goldman Sachs Crude Oil Total Return Index are calculated on a total return basis and do not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN OCTOBER 2010, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1988 THROUGH SEPTEMBER 2010, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

See accompanying Notes and Legends.

NOTES AND LEGENDS:

1.	“High” reflects the highest closing level of the Index during the applicable year.
2.	“Low” reflects the lowest closing level of the Index during the applicable year.
3.	“Annual Index Changes” reflect the change to the Index level on an annual basis as of December 31 of each applicable year.
4.	“Index Changes Since Inception” reflects the change of the Index level since inception on a compounded annual basis as of December 31 of each applicable year.
5.	Closing levels as of inception on December 2, 1988.
6.	Closing levels as of April 30, 2011.
7.	The DBIQ Optimum Yield Crude Oil Index Excess Return™ and DBIQ Optimum Yield Crude Oil Index Total Return™ reflect the change in market value of CL (Light, Sweet Crude Oil) on an optimum yield basis.
8.	“DBIQ-OY CL ER™” is DBIQ Optimum Yield Crude Oil Index Excess Return™.
9.	“DBIQ-OY CL TR™” is DBIQ Optimum Yield Crude Oil Index Total Return™.
10.	“Goldman Sachs Crude Oil Total Return Index” is Goldman Sachs Crude Oil Total Return Index.
11.	“Annualized Changes to Index Level” reflect the change to the applicable index level on an annual basis as of December 31 of each applicable year.
12.	“Average rolling 3 month daily volatility.” The daily volatility reflects the relative rate at which the price of the applicable index moves up and down, which is found by calculating the annualized standard deviation of the daily change in price. In turn, an average of this value is calculated on a 3 month rolling basis.
13.	“Sharpe Ratio” compares the annualized rate of return minus the annualized risk-free rate of return to the annualized variability — often referred to as the “standard deviation” — of the monthly rates of return. A Sharpe Ratio of 1:1 or higher indicates that, according to the measures used in calculating the ratio, the rate of return achieved by a particular strategy has equaled or exceeded the risks assumed by such strategy. The risk-free rate of return that was used in these calculations was assumed to be 3.58%.
14.	“% of months with positive change” during the period from inception to April 30, 2011.
15.	“Average monthly positive change” during the period from inception to April 30, 2011.
16.	“Average monthly negative change” during the period from inception to April 30, 2011.
17.	“Annualized Index Levels” reflect the change to the level of the applicable index on an annual basis as of December 31 of each applicable time period (e.g., 1 year, 3, 5 or 7, 10 or 15 years, as applicable).

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN OCTOBER 2010, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1988 THROUGH SEPTEMBER 2010, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

ALTHOUGH THE INDEX SPONSOR WILL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE INDEX FROM SOURCE(S) WHICH THE INDEX SPONSOR CONSIDERS RELIABLE, THE INDEX SPONSOR WILL NOT INDEPENDENTLY VERIFY SUCH INFORMATION AND DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN. THE INDEX SPONSOR SHALL NOT BE LIABLE (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY ERROR IN THE INDEX AND THE INDEX SPONSOR IS UNDER NO OBLIGATION TO ADVISE ANY PERSON OF ANY ERROR THEREIN.

UNLESS OTHERWISE SPECIFIED, NO TRANSACTION RELATING TO THE INDEX IS SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE INDEX SPONSOR AND THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES AS TO (A) THE ADVISABILITY OF PURCHASING OR ASSUMING ANY RISK IN CONNECTION WITH ANY SUCH TRANSACTION (B) THE LEVELS AT WHICH THE INDEX STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DATE (C) THE RESULTS TO BE OBTAINED BY THE ISSUER OF ANY SECURITY OR ANY COUNTERPARTY OR ANY SUCH ISSUER’S SECURITY HOLDERS OR CUSTOMERS OR ANY SUCH COUNTERPARTY’S CUSTOMERS OR COUNTERPARTIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH ANY LICENSED RIGHTS OR FOR ANY OTHER USE OR (D) ANY OTHER MATTER. THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE INDEX SPONSOR HAVE ANY LIABILITY (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

PRECIOUS METALS SECTOR DATA

RELATING TO

DBIQ OPTIMUM YIELD PRECIOUS METALS INDEX EXCESS RETURN™

(DBIQ-OY PRECIOUS METALS ER™)

CLOSING LEVELS TABLES

DBIQ OPTIMUM YIELD PRECIOUS METALS INDEX EXCESS RETURN™

	CLOSING LEVEL		CHANGES
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1988[5]	99.45	94.47	-5.10%	-5.10%
1989	95.07	78.33	-10.54%	-15.10%
1990	88.33	70.07	-12.51%	-25.72%
1991	75.34	62.42	-15.60%	-37.30%
1992	64.28	56.55	-9.44%	-43.22%
1993	71.31	55.38	18.49%	-32.72%
1994	68.95	61.70	-6.24%	-36.92%
1995	65.86	60.00	-4.13%	-39.53%
1996	65.24	54.89	-9.22%	-45.11%
1997	55.35	43.82	-17.28%	-54.59%
1998	48.63	40.62	-7.08%	-57.81%
1999	45.88	37.10	-1.70%	-58.53%
2000	44.35	36.32	-11.36%	-63.24%
2001	37.53	33.78	-2.66%	-64.22%
2002	42.57	35.33	18.95%	-57.43%
2003	50.84	39.24	19.06%	-49.32%
2004	57.55	46.00	6.35%	-46.10%
2005	64.36	50.94	16.97%	-36.95%
2006	89.86	63.88	21.19%	-23.60%
2007	93.76	72.62	20.64%	-7.82%
2008	111.75	70.48	-4.17%	-11.67%
2009	125.88	80.96	27.73%	12.83%
2010	156.43	106.48	38.64%	56.43%
2011[6]	186.64	142.98	19.31%	86.64%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE DBIQ OPTIMUM YIELD PRECIOUS METALS INDEX EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DBIQ OPTIMUM YIELD PRECIOUS METALS INDEX TOTAL RETURN™

	CLOSING LEVEL		CHANGES
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1988[5]	99.52	95.05	-4.49%	-4.49%
1989	98.10	83.59	-2.82%	-7.18%
1990	97.35	81.17	-5.51%	-12.30%
1991	89.20	77.58	-10.84%	-21.81%
1992	80.34	72.71	-6.21%	-26.66%
1993	93.75	71.94	22.16%	-10.41%
1994	93.57	85.44	-2.11%	-12.31%
1995	93.31	84.23	1.38%	-11.10%
1996	96.38	84.72	-4.43%	-15.04%
1997	86.39	71.19	-12.91%	-26.00%
1998	80.52	68.46	-2.45%	-27.81%
1999	81.29	65.38	3.05%	-25.61%
2000	80.04	68.62	-5.96%	-30.05%
2001	73.58	65.10	0.81%	-29.48%
2002	85.28	69.70	20.93%	-14.72%
2003	102.89	78.85	20.29%	2.58%
2004	117.90	93.42	7.84%	10.62%
2005	136.03	104.80	20.74%	33.56%
2006	193.51	135.42	27.17%	69.85%
2007	216.92	161.55	26.12%	114.21%
2008	260.94	166.06	-2.83%	108.15%
2009	297.04	190.78	27.92%	166.26%
2010	369.64	251.28	38.83%	269.64%
2011[6]	441.18	337.88	19.35%	341.18%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE DBIQ OPTIMUM YIELD PRECIOUS METALS INDEX TOTAL RETURN™ OVER TIME. NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

See accompanying Notes and Legends.

INDEX COMMODITIES WEIGHTS TABLES

DBIQ OPTIMUM YIELD PRECIOUS METALS INDEX EXCESS RETURN™

	GC7		SI7
	High[1]	Low[2]	High	Low
1988[5]	80.0%	79.6%	20.0%	20.4%
1989	79.7%	80.9%	20.3%	19.1%
1990	81.2%	80.0%	18.8%	20.0%
1991	80.9%	80.5%	19.1%	19.5%
1992	78.8%	80.1%	21.2%	19.9%
1993	77.3%	80.3%	22.7%	19.7%
1994	76.6%	81.7%	23.4%	18.3%
1995	78.7%	82.3%	21.3%	17.7%
1996	79.9%	79.8%	20.1%	20.2%
1997	77.8%	77.0%	22.2%	23.0%
1998	75.9%	78.5%	24.1%	21.5%
1999	80.0%	77.2%	20.0%	22.8%
2000	80.1%	80.4%	19.9%	19.6%
2001	82.1%	81.0%	17.9%	19.0%
2002	80.7%	79.5%	19.3%	20.5%
2003	78.6%	80.4%	21.4%	19.6%
2004	79.7%	77.9%	20.3%	22.1%
2005	79.3%	81.2%	20.7%	18.8%
2006	76.1%	79.6%	23.9%	20.4%
2007	81.1%	80.1%	18.9%	19.9%
2008	78.4%	81.4%	21.6%	18.6%
2009	80.2%	80.9%	19.8%	19.1%
2010	78.2%	81.8%	21.8%	18.2%
2011[6]	71.6%	79.3%	28.4%	20.7%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE DBIQ OPTIMUM YIELD PRECIOUS METALS INDEX EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DBIQ OPTIMUM YIELD PRECIOUS METALS INDEX TOTAL RETURN™

	GC7		SI7
	High[1]	Low[2]	High	Low
1988[5]	80.0%	79.6%	20.0%	20.4%
1989	79.5%	80.2%	20.5%	19.8%
1990	81.2%	79.8%	18.8%	20.2%
1991	80.9%	79.6%	19.1%	20.4%
1992	79.1%	80.1%	20.9%	19.9%
1993	77.1%	80.3%	22.9%	19.7%
1994	77.0%	81.7%	23.0%	18.3%
1995	77.8%	82.3%	22.2%	17.7%
1996	79.9%	80.1%	20.1%	19.9%
1997	77.8%	77.0%	22.2%	23.0%
1998	75.9%	78.5%	24.1%	21.5%
1999	80.0%	77.2%	20.0%	22.8%
2000	80.1%	80.2%	19.9%	19.8%
2001	82.1%	81.0%	17.9%	19.0%
2002	80.4%	79.5%	19.6%	20.5%
2003	78.6%	80.4%	21.4%	19.6%
2004	79.7%	77.9%	20.3%	22.1%
2005	79.3%	81.2%	20.7%	18.8%
2006	76.1%	79.6%	23.9%	20.4%
2007	81.1%	80.1%	18.9%	19.9%
2008	78.4%	81.4%	21.6%	18.6%
2009	80.2%	80.9%	19.8%	19.1%
2010	78.2%	81.8%	21.8%	18.2%
2011[6]	71.6%	79.3%	28.4%	20.7%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE DBIQ OPTIMUM YIELD PRECIOUS METALS INDEX TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

See accompanying Notes and Legends.

All statistics based on data from December 2, 1988 to April 30, 2011.
VARIOUS STATISTICAL MEASURES	DBIQ Optimum Yield Precious Metals ER8	DBIQ Optimum Yield Precious Metals TR9	Goldman Sachs US Precious Metals Total Return[10]
Annualized Changes to Index Level[11]	2.8%	6.8%	6.8%
Average rolling 3 month daily volatility[12]	15.2%	15.2%	14.6%
Sharpe Ratio[13]	-5.0%	21.5%	22.2%
% of months with positive change[14]	48.0%	52.4%	53.2%
Average monthly positive change[15]	4.1%	4.0%	3.8%
Average monthly negative change[16]	-3.1%	-3.0%	-2.9%
ANNUALIZED INDEX LEVELS[17]	DBIQ Optimum Yield Precious Metals ER8	DBIQ Optimum Yield Precious Metals TR9	Goldman Sachs US Precious Metals Total Return[10]
1 year	53.1%	53.3%	45.4%
3 year	25.3%	25.7%	23.9%
5 year	18.0%	20.2%	19.4%
7 year	21.4%	24.1%	23.1%
10 year	18.4%	20.8%	19.6%
15 year	7.8%	11.1%	11.0%

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN OCTOBER 2010, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1988 THROUGH SEPTEMBER 2010, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

See accompanying Notes and Legends.

COMPARISON OF DBIQ-OY PRECIOUS METALS ER, DBIQ-OY PRECIOUS METALS TR AND GOLDMAN SACHS US PRECIOUS METALS TOTAL RETURN INDEX

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of DBIQ-OY Precious Metals ER, DBIQ-OY Precious Metals TR and Goldman Sachs US Precious Metals Total Return Index are indices and do not reflect actual trading. DBIQ-OY Precious Metals TR and Goldman Sachs US Precious Metals Total Return Index are calculated on a total return basis and do not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN OCTOBER 2010, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1988 THROUGH SEPTEMBER 2010, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

See accompanying Notes and Legends.

COMPARISON OF DBIQ-OY PRECIOUS METALS TR AND GOLDMAN SACHS US PRECIOUS METALS TOTAL RETURN INDEX

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of DBIQ-OY Precious Metals TR and Goldman Sachs US Precious Metals Total Return Index are indices and do not reflect actual trading. DBIQ-OY Precious Metals TR and Goldman Sachs US Precious Metals Total Return Index are calculated on a total return basis and do not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN OCTOBER 2010, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1988 THROUGH SEPTEMBER 2010, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

See accompanying Notes and Legends.

NOTES AND LEGENDS:

1.	“High” reflects the highest closing level of the Index during the applicable year.
2.	“Low” reflects the lowest closing level of the Index during the applicable year.
3.	“Annual Index Changes” reflect the change to the Index level on an annual basis as of December 31 of each applicable year.
4.	“Index Changes Since Inception” reflects the change of the Index level since inception on a compounded annual basis as of December 31 of each applicable year.
5.	Closing levels as of inception on December 2, 1988.
6.	Closing levels as of April 30, 2011.
7.	The DBIQ Optimum Yield Precious Metals Index Excess Return™ and DBIQ Optimum Yield Precious Metals Index Total Return™ reflect the change in market value of the following underlying index commodities: GC (Gold) and SI (Silver) on an optimum yield basis.
8.	“DBIQ-OY Precious Metals ER™” is DBIQ Optimum Yield Precious Metals Index Excess Return™.
9.	“DBIQ-OY Precious Metals TR™” is DBIQ Optimum Yield Precious Metals Index Total Return™.
10.	“Goldman Sachs US Precious Metals Total Return” is Goldman Sachs US Precious Metals Total Return.
11.	“Annualized Changes to Index Level” reflect the change to the applicable index level on an annual basis as of December 31 of each applicable year.
12.	“Average rolling 3 month daily volatility.” The daily volatility reflects the relative rate at which the price of the applicable index moves up and down, which is found by calculating the annualized standard deviation of the daily change in price. In turn, an average of this value is calculated on a 3 month rolling basis.
13.	“Sharpe Ratio” compares the annualized rate of return minus the annualized risk-free rate of return to the annualized variability — often referred to as the “standard deviation” —of the monthly rates of return. A Sharpe Ratio of 1:1 or higher indicates that, according to the measures used in calculating the ratio, the rate of return achieved by a particular strategy has equaled or exceeded the risks assumed by such strategy. The risk-free rate of return that was used in these calculations was assumed to be 3.58%.
14.	“% of months with positive change” during the period from inception to April 30, 2011.
15.	“Average monthly positive change” during the period from inception to April 30, 2011.
16.	“Average monthly negative change” during the period from inception to April 30, 2011.
17.	“Annualized Index Levels” reflect the change to the level of the applicable index on an annual basis as of December 31 of each applicable time period (e.g., 1 year, 3, 5 or 7, 10 or 15 years, as applicable).

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN OCTOBER 2010, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1988 THROUGH SEPTEMBER 2010, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL

PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

ALTHOUGH THE INDEX SPONSOR WILL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE INDEX FROM SOURCE(S) WHICH THE INDEX SPONSOR CONSIDERS RELIABLE, THE INDEX SPONSOR WILL NOT INDEPENDENTLY VERIFY SUCH INFORMATION AND DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN. THE INDEX SPONSOR SHALL NOT BE LIABLE (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY ERROR IN THE INDEX AND THE INDEX SPONSOR IS UNDER NO OBLIGATION TO ADVISE ANY PERSON OF ANY ERROR THEREIN.

UNLESS OTHERWISE SPECIFIED, NO TRANSACTION RELATING TO THE INDEX IS SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE INDEX SPONSOR AND THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES AS TO (A) THE ADVISABILITY OF PURCHASING OR ASSUMING ANY RISK IN CONNECTION WITH ANY SUCH TRANSACTION (B) THE LEVELS AT WHICH THE INDEX STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DATE (C) THE RESULTS TO BE OBTAINED BY THE ISSUER OF ANY SECURITY OR ANY COUNTERPARTY OR ANY SUCH ISSUER’S SECURITY HOLDERS OR CUSTOMERS OR ANY SUCH COUNTERPARTY’S CUSTOMERS OR COUNTERPARTIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH ANY LICENSED RIGHTS OR FOR ANY OTHER USE OR (D) ANY OTHER MATTER. THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE INDEX SPONSOR HAVE ANY LIABILITY (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

GOLD SECTOR DATA

RELATING TO

DBIQ OPTIMUM YIELD GOLD INDEX EXCESS RETURN™

(DBIQ-OY GC ER™)

CLOSING LEVELS TABLES

DBIQ OPTIMUM YIELD GOLD INDEX EXCESS RETURN™

	CLOSING LEVEL		CHANGES
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1988[5]	99.43	94.00	-5.59%	-5.59%
1989	94.66	79.15	-7.60%	-12.77%
1990	91.16	72.70	-9.12%	-20.72%
1991	80.68	66.43	-15.91%	-33.34%
1992	67.23	60.20	-9.29%	-39.53%
1993	73.24	59.14	14.87%	-30.54%
1994	70.04	64.50	-5.82%	-34.58%
1995	66.28	61.54	-4.98%	-37.84%
1996	66.44	57.01	-8.28%	-42.99%
1997	56.60	42.01	-25.00%	-57.24%
1998	46.03	39.77	-3.80%	-58.87%
1999	44.76	34.92	-3.54%	-60.32%
2000	43.19	34.95	-10.07%	-64.32%
2001	36.96	32.79	-2.15%	-65.08%
2002	43.15	34.85	23.03%	-57.04%
2003	50.90	39.63	18.18%	-49.24%
2004	54.99	45.62	3.76%	-47.33%
2005	61.77	49.36	14.51%	-39.68%
2006	82.59	61.37	16.20%	-29.91%
2007	87.24	66.67	23.43%	-13.49%
2008	102.34	70.49	1.73%	-11.99%
2009	120.07	80.47	22.77%	8.05%
2010	139.11	103.64	28.75%	39.11%
2011[6]	151.78	128.88	9.11%	51.78%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE DBIQ OPTIMUM YIELD GOLD INDEX EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DBIQ OPTIMUM YIELD GOLD INDEX TOTAL RETURN™

	CLOSING LEVEL		CHANGES
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1988[5]	99.49	94.58	-4.99%	-4.99%
1989	99.14	83.75	0.37%	-4.64%
1990	100.47	82.41	-1.85%	-6.40%
1991	95.52	81.79	-11.18%	-16.86%
1992	84.33	77.40	-6.06%	-21.90%
1993	96.27	76.75	18.43%	-7.50%
1994	94.61	88.08	-1.68%	-9.06%
1995	93.77	88.12	0.48%	-8.62%
1996	98.16	88.05	-3.43%	-11.76%
1997	87.63	68.28	-21.03%	-30.32%
1998	76.21	67.02	0.99%	-29.62%
1999	79.30	61.54	1.12%	-28.84%
2000	77.95	65.87	-4.59%	-32.10%
2001	72.45	63.19	1.34%	-31.19%
2002	86.44	68.69	25.06%	-13.95%
2003	103.01	79.65	19.39%	2.74%
2004	112.66	92.65	5.21%	8.09%
2005	130.59	101.92	18.20%	27.77%
2006	177.84	130.09	21.94%	55.81%
2007	202.21	148.31	29.04%	101.05%
2008	238.99	166.08	3.15%	107.38%
2009	283.32	189.63	22.95%	154.97%
2010	328.71	244.58	28.92%	228.71%
2011[6]	358.77	304.57	9.14%	258.77%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE DBIQ OPTIMUM YIELD GOLD INDEX TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

See accompanying Notes and Legends.

INDEX COMMODITIES WEIGHTS TABLES

DBIQ OPTIMUM YIELD GOLD INDEX EXCESS RETURN™

	GC7
	High[1]	Low[2]
1988[5]	100%	100%
1989	100%	100%
1990	100%	100%
1991	100%	100%
1992	100%	100%
1993	100%	100%
1994	100%	100%
1995	100%	100%
1996	100%	100%
1997	100%	100%
1998	100%	100%
1999	100%	100%
2000	100%	100%
2001	100%	100%
2002	100%	100%
2003	100%	100%
2004	100%	100%
2005	100%	100%
2006	100%	100%
2007	100%	100%
2008	100%	100%
2009	100%	100%
2010	100%	100%
2011[6]	100%	100%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE

DBIQ OPTIMUM YIELD GOLD INDEX EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE

AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DBIQ OPTIMUM YIELD GOLD INDEX TOTAL RETURN™

	GC7
	High[1]	Low[2]
1988[5]	100%	100%
1989	100%	100%
1990	100%	100%
1991	100%	100%
1992	100%	100%
1993	100%	100%
1994	100%	100%
1995	100%	100%
1996	100%	100%
1997	100%	100%
1998	100%	100%
1999	100%	100%
2000	100%	100%
2001	100%	100%
2002	100%	100%
2003	100%	100%
2004	100%	100%
2005	100%	100%
2006	100%	100%
2007	100%	100%
2008	100%	100%
2009	100%	100%
2010	100%	100%
2011[6]	100%	100%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE

DBIQ OPTIMUM YIELD GOLD INDEX TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE

AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

See accompanying Notes and Legends.

All statistics based on data from December 2, 1988 to April 30, 2011.

VARIOUS STATISTICAL MEASURES	DBIQ Optimum Yield Gold ER8	DBIQ Optimum Yield Gold TR9	Gold Spot Fix pm10
Annualized Changes to Index Level[11]	1.9%	5.9%	5.9%
Average rolling 3 month daily volatility[12]	14.0%	14.0%	13.7%
Sharpe Ratio[13]	-0.12	0.16	0.17
% of months with positive change[14]	47%	51%	53%
Average monthly positive change[15]	3.8%	3.8%	3.6%
Average monthly negative change[16]	-2.9%	-2.7%	-2.9%

ANNUALIZED INDEX LEVELS[17]	DBIQ Optimum Yield Gold ER8	DBIQ Optimum Yield Gold TR9	Gold Spot Fix pm10
1 year	30.7%	30.9%	30.2%
3 year	20.0%	20.4%	20.8%
5 year	15.2%	17.4%	19.0%
7 year	18.2%	20.8%	21.7%
10 year	16.3%	18.6%	19.3%
15 year	6.1%	9.4%	9.5%

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN OCTOBER 2010, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1988 THROUGH SEPTEMBER 2010, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

See accompanying Notes and Legends.

COMPARISON OF DBIQ-OY GC ER, DBIQ-OY GC TR AND GOLD SPOT FIX PM

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of DBIQ-OY GC ER and DBIQ-OY GC TR are indices and do not reflect actual trading. Gold Spot Fix pm reflects a composite of actual trading prices. DBIQ-OY GC TR is calculated on a total return basis and does not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN OCTOBER 2010, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1988 THROUGH SEPTEMBER 2010, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

See accompanying Notes and Legends.

COMPARISON OF DBIQ-OY GC TR AND GOLD SPOT FIX PM

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DBIQ-OY GC TR is an index and does not reflect actual trading. Gold Spot Fix pm reflects a composite of actual trading prices. DBIQ-OY GC TR is calculated on a total return basis and does not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN OCTOBER 2010, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1988 THROUGH SEPTEMBER 2010, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

See accompanying Notes and Legends.

NOTES AND LEGENDS:

1.	“High” reflects the highest closing level of the Index during the applicable year.
2.	“Low” reflects the lowest closing level of the Index during the applicable year.
3.	“Annual Index Changes” reflect the change to the Index level on an annual basis as of December 31 of each applicable year.
4.	“Index Changes Since Inception” reflects the change of the Index level since inception on a compounded annual basis as of December 31 of each applicable year.
5.	Closing levels as of inception on December 2, 1988.
6.	Closing levels as of April 30, 2011.
7.	The DBIQ Optimum Yield Gold Index Excess Return™ and DBIQ Optimum Yield Gold Index Total Return™ reflect the change in market value of GC (Gold) on an optimum yield basis.
8.	“DBIQ-OY GC ER™” is DBIQ Optimum Yield Gold Index Excess Return™.
9.	“DBIQ-OY GC TR™” is DBIQ Optimum Yield Gold Index Total Return™.
10.	“Gold Spot Fix pm” is an internationally published benchmark for gold and is available through The London Bullion Market Association’s (the “LBMA”) website at http://www.lbma.org.uk/statistics_historic.htm. The fixings are fully transparent and are therefore used to determine the accepted average price of gold. As a benchmark, many other financial instruments (such as cash-settled swaps and options) are priced off the fixing. The gold fixing started in 1919. The gold fixing is conducted twice a day by telephone, at approximately 10:30 am and 3:00 pm. The five Gold Fixing members are the Bank of Nova Scotia–ScotiaMocatta, Barclays Bank Plc, Deutsche Bank AG, HSBC Bank USA, NA and Société Générale.
11.	“Annualized Changes to Index Level” reflect the change to the applicable index level on an annual basis as of December 31 of each applicable year.
12.	“Average rolling 3 month daily volatility.” The daily volatility reflects the relative rate at which the price of the applicable index moves up and down, which is found by calculating the annualized standard deviation of the daily change in price. In turn, an average of this value is calculated on a 3 month rolling basis.
13.	“Sharpe Ratio” compares the annualized rate of return minus the annualized risk-free rate of return to the annualized variability — often referred to as the “standard deviation” — of the monthly rates of return. A Sharpe Ratio of 1:1 or higher indicates that, according to the measures used in calculating the ratio, the rate of return achieved by a particular strategy has equaled or exceeded the risks assumed by such strategy. The risk-free rate of return that was used in these calculations was assumed to be 3.58%.
14.	“% of months with positive change” during the period from inception to April 30, 2011.
15.	“Average monthly positive change” during the period from inception to April 30, 2011.
16.	“Average monthly negative change” during the period from inception to April 30, 2011.
17.	“Annualized Index Levels” reflect the change to the level of the applicable index on an annual basis as of December 31 of each applicable time period (e.g., 1 year, 3, 5 or 7, 10 or 15 years, as applicable).

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN OCTOBER 2010, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1988 THROUGH SEPTEMBER 2010, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

ALTHOUGH THE INDEX SPONSOR WILL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE INDEX FROM SOURCE(S) WHICH THE INDEX SPONSOR CONSIDERS RELIABLE, THE INDEX SPONSOR WILL NOT INDEPENDENTLY VERIFY SUCH INFORMATION AND DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN. THE INDEX SPONSOR SHALL NOT BE LIABLE (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY ERROR IN THE INDEX AND THE INDEX SPONSOR IS UNDER NO OBLIGATION TO ADVISE ANY PERSON OF ANY ERROR THEREIN.

UNLESS OTHERWISE SPECIFIED, NO TRANSACTION RELATING TO THE INDEX IS SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE INDEX SPONSOR AND THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES AS TO (A) THE ADVISABILITY OF PURCHASING OR ASSUMING ANY RISK IN CONNECTION WITH ANY SUCH TRANSACTION (B) THE LEVELS AT WHICH THE INDEX STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DATE (C) THE RESULTS TO BE OBTAINED BY THE ISSUER OF ANY SECURITY OR ANY COUNTERPARTY OR ANY SUCH ISSUER’S SECURITY HOLDERS OR CUSTOMERS OR ANY SUCH COUNTERPARTY’S CUSTOMERS OR COUNTERPARTIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH ANY LICENSED RIGHTS OR FOR ANY OTHER USE OR (D) ANY OTHER MATTER. THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE INDEX SPONSOR HAVE ANY LIABILITY (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

SILVER SECTOR DATA

RELATING TO

DBIQ OPTIMUM YIELD SILVER INDEX EXCESS RETURN™

(DBIQ-OY SI ER™)

CLOSING LEVELS TABLES

DBIQ OPTIMUM YIELD SILVER INDEX EXCESS RETURN™

	CLOSING LEVEL		CHANGES
	High[1]	Low [2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1988[5]	99.56	96.35	-3.14%	-3.14%
1989	98.80	74.81	-21.67%	-24.12%
1990	77.71	52.83	-26.21%	-44.01%
1991	58.55	46.28	-14.31%	-52.02%
1992	53.20	42.91	-10.01%	-56.83%
1993	62.57	41.28	33.57%	-42.33%
1994	64.94	49.92	-8.36%	-47.15%
1995	64.61	46.95	-0.55%	-47.45%
1996	58.86	45.10	-13.26%	-54.41%
1997	56.61	38.79	17.06%	-46.63%
1998	61.92	41.66	-17.16%	-55.79%
1999	49.84	42.50	5.74%	-53.26%
2000	47.98	39.06	-16.40%	-60.93%
2001	40.38	32.68	-6.36%	-63.41%
2002	41.20	34.04	4.25%	-61.86%
2003	46.80	34.43	22.10%	-53.43%
2004	63.99	43.08	13.63%	-47.08%
2005	68.75	50.02	27.66%	-32.44%
2006	110.77	67.36	40.22%	-5.27%
2007	109.82	82.34	9.77%	3.99%
2008	142.11	59.28	-27.27%	-24.37%
2009	128.69	70.03	48.53%	12.34%
2010	204.78	98.82	82.29%	104.78%
2011[6]	319.49	176.44	56.02%	219.49%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE

DBIQ OPTIMUM YIELD SILVER INDEX EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DBIQ OPTIMUM YIELD SILVER INDEX TOTAL RETURN™

	CLOSING LEVEL		CHANGES
	High[1]	Low [2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1988[5]	99.79	96.94	-2.52%	-2.52%
1989	100.47	80.40	-14.91%	-17.05%
1990	85.46	62.18	-20.31%	-33.89%
1991	70.97	55.14	-9.48%	-40.16%
1992	66.46	55.38	-6.80%	-44.23%
1993	82.27	53.55	37.71%	-23.20%
1994	87.23	69.13	-4.33%	-26.53%
1995	91.63	65.91	5.16%	-22.73%
1996	86.97	69.54	-8.67%	-29.44%
1997	92.17	61.74	23.25%	-13.03%
1998	101.42	70.42	-13.04%	-24.37%
1999	88.05	73.64	10.85%	-16.16%
2000	86.50	74.17	-11.31%	-25.64%
2001	77.17	64.30	-3.02%	-27.89%
2002	81.81	67.18	5.98%	-23.58%
2003	94.72	69.16	23.36%	-5.73%
2004	129.84	87.49	15.21%	8.61%
2005	145.33	102.71	31.78%	43.13%
2006	238.54	142.80	47.15%	110.61%
2007	254.17	188.78	14.75%	141.68%
2008	331.73	139.67	-26.26%	78.23%
2009	303.70	165.04	48.75%	165.11%
2010	483.90	233.22	82.53%	383.90%
2011[6]	755.24	416.99	56.07%	655.24%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE

DBIQ OPTIMUM YIELD SILVER INDEX TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

See accompanying Notes and Legends.

INDEX COMMODITIES WEIGHTS TABLES

DBIQ OPTIMUM YIELD SILVER INDEX EXCESS RETURN™

	SI7
	High[1]	Low[2]
1988[5]	100%	100%
1989	100%	100%
1990	100%	100%
1991	100%	100%
1992	100%	100%
1993	100%	100%
1994	100%	100%
1995	100%	100%
1996	100%	100%
1997	100%	100%
1998	100%	100%
1999	100%	100%
2000	100%	100%
2001	100%	100%
2002	100%	100%
2003	100%	100%
2004	100%	100%
2005	100%	100%
2006	100%	100%
2007	100%	100%
2008	100%	100%
2009	100%	100%
2010	100%	100%
2011[6]	100%	100%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE

DBIQ OPTIMUM YIELD SILVER INDEX EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE

AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DBIQ OPTIMUM YIELD SILVER INDEX TOTAL RETURN™

	SI7
	High[1]	Low[2]
1988[5]	100%	100%
1989	100%	100%
1990	100%	100%
1991	100%	100%
1992	100%	100%
1993	100%	100%
1994	100%	100%
1995	100%	100%
1996	100%	100%
1997	100%	100%
1998	100%	100%
1999	100%	100%
2000	100%	100%
2001	100%	100%
2002	100%	100%
2003	100%	100%
2004	100%	100%
2005	100%	100%
2006	100%	100%
2007	100%	100%
2008	100%	100%
2009	100%	100%
2010	100%	100%
2011[6]	100%	100%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE

DBIQ OPTIMUM YIELD SILVER INDEX TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE

AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

See accompanying Notes and Legends.

All statistics based on data from December 2, 1988 to April 30, 2011.

VARIOUS STATISTICAL MEASURES	DBIQ Optimum Yield Silver ER8	DBIQ Optimum Yield Silver TR9	Silver Spot Fix pm10
Annualized Changes to Index Level[11]	5.3%	9.4%	9.7%
Average rolling 3 month daily volatility[12]	24.2%	24.2%	25.5%
Sharpe Ratio[13]	0.07	0.24	0.24
% of months with positive change[14]	49%	51%	50%
Average monthly positive change[15]	6.6%	6.6%	6.7%
Average monthly negative change[16]	-4.9%	-4.8%	-4.6%

ANNUALIZED INDEX LEVELS[17]	DBIQ Optimum Yield Silver ER8	DBIQ Optimum Yield Silver TR9	Silver Spot Fix pm10
1 year	157.6%	158.0%	161.5%
3 year	41.2%	41.7%	43.5%
5 year	25.8%	28.2%	31.1%
7 year	31.3%	34.2%	35.0%
10 year	24.4%	26.9%	27.3%
15 year	12.7%	16.2%	16.0%

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN OCTOBER 2010, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1988 THROUGH SEPTEMBER 2010, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

See accompanying Notes and Legends.

COMPARISON OF DBIQ-OY SI ER, DBIQ-OY SI TR AND SILVER SPOT FIX PM

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of DBIQ-OY SI ER and DBIQ-OY SI TR are indices and do not reflect actual trading. Silver Spot Fix pm reflects a composite of actual trading prices. DBIQ-OY SI TR is calculated on a total return basis and does not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN OCTOBER 2010, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1988 THROUGH SEPTEMBER 2010, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

See accompanying Notes and Legends.

COMPARISON OF DBIQ-OY SI TR AND SILVER SPOT FIX PM

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DBIQ-OY SI TR is an index and does not reflect actual trading. Silver Spot Fix pm reflects a composite of actual trading prices.

DBIQ-OY SI TR is calculated on a total return basis and does not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN OCTOBER 2010, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1988 THROUGH SEPTEMBER 2010, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

See accompanying Notes and Legends.

NOTES AND LEGENDS:

1.	“High” reflects the highest closing level of the Index during the applicable year.
2.	“Low” reflects the lowest closing level of the Index during the applicable year.
3.	“Annual Index Changes” reflect the change to the Index level on an annual basis as of December 31 of each applicable year.
4.	“Index Changes Since Inception” reflects the change of the Index level since inception on a compounded annual basis as of December 31 of each applicable year.
5.	Closing levels as of inception on December 2, 1988.
6.	Closing levels as of April 30, 2011.
7.	The DBIQ Optimum Yield Silver Index Excess Return™ and DBIQ Optimum Yield Silver Index Total Return™ reflect the change in market value of SI (Silver) on an optimum yield basis.
8.	“DBIQ-OY SI ER™” is DBIQ Optimum Yield Silver Index Excess Return™.
9.	“DBIQ-OY SI TR™” is DBIQ Optimum Yield Silver Index Total Return™.
10.	“Silver Spot Fix pm” is an internationally published benchmark for silver and is available through The London Bullion Market Association’s (the “LBMA”) website at http://www.lbma.org.uk/statistics_historic.htm. The fixings are fully transparent and are therefore used to determine the accepted average price of silver. As a benchmark, many other financial instruments (such as cash-settled swaps and options) are priced off the fixing. The silver fixing started in 1897. Three market making members of the LBMA conduct the Silver Fixing meeting under the chairmanship of The Bank of Nova Scotia–ScotiaMocatta by telephone at 12.00 noon each working day. The other two members of the Silver Fixing are Deutsche Bank AG and HSBC Bank USA, NA.
11.	“Annualized Changes to Index Level” reflect the change to the applicable index level on an annual basis as of December 31 of each applicable year.
12.	“Average rolling 3 month daily volatility.” The daily volatility reflects the relative rate at which the price of the applicable index moves up and down, which is found by calculating the annualized standard deviation of the daily change in price. In turn, an average of this value is calculated on a 3 month rolling basis.
13.	“Sharpe Ratio” compares the annualized rate of return minus the annualized risk-free rate of return to the annualized variability — often referred to as the “standard deviation” —of the monthly rates of return. A Sharpe Ratio of 1:1 or higher indicates that, according to the measures used in calculating the ratio, the rate of return achieved by a particular strategy has equaled or exceeded the risks assumed by such strategy. The risk-free rate of return that was used in these calculations was assumed to be 3.58%.
14.	“% of months with positive change” during the period from inception to April 30, 2011.
15.	“Average monthly positive change” during the period from inception to April 30, 2011.
16.	“Average monthly negative change” during the period from inception to April 30, 2011.
17.	“Annualized Index Levels” reflect the change to the level of the applicable index on an annual basis as of December 31 of each applicable time period (e.g., 1 year, 3, 5 or 7, 10 or 15 years, as applicable).

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN OCTOBER 2010, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1988 THROUGH SEPTEMBER 2010, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

ALTHOUGH THE INDEX SPONSOR WILL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE INDEX FROM SOURCE(S) WHICH THE INDEX SPONSOR CONSIDERS RELIABLE, THE INDEX SPONSOR WILL NOT INDEPENDENTLY VERIFY SUCH INFORMATION AND DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN. THE INDEX SPONSOR SHALL NOT BE LIABLE (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY ERROR IN THE INDEX AND THE INDEX SPONSOR IS UNDER NO OBLIGATION TO ADVISE ANY PERSON OF ANY ERROR THEREIN.

UNLESS OTHERWISE SPECIFIED, NO TRANSACTION RELATING TO THE INDEX IS SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE INDEX SPONSOR AND THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES AS TO (A) THE ADVISABILITY OF PURCHASING OR ASSUMING ANY RISK IN CONNECTION WITH ANY SUCH TRANSACTION (B) THE LEVELS AT WHICH THE INDEX STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DATE (C) THE RESULTS TO BE OBTAINED BY THE ISSUER OF ANY SECURITY OR ANY COUNTERPARTY OR ANY SUCH ISSUER’S SECURITY HOLDERS OR CUSTOMERS OR ANY SUCH COUNTERPARTY’S CUSTOMERS OR COUNTERPARTIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH ANY LICENSED RIGHTS OR FOR ANY OTHER USE OR (D) ANY OTHER MATTER. THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE INDEX SPONSOR HAVE ANY LIABILITY (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

INDUSTRIAL METALS SECTOR DATA

RELATING TO

DBIQ OPTIMUM YIELD INDUSTRIAL METALS INDEX

EXCESS RETURN™

(DBIQ-OY INDUSTRIAL METALS ER™)

CLOSING LEVELS TABLES

DBIQ OPTIMUM YIELD INDUSTRIAL METALS INDEX EXCESS RETURN™

	CLOSING LEVEL		CHANGES
	High[1]	Low [2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1997[5]	100.17	82.95	-16.46%	-16.46%
1998	83.89	66.04	-20.69%	-33.75%
1999	80.73	63.87	21.85%	-19.27%
2000	82.74	73.17	-7.70%	-25.49%
2001	75.56	56.04	-19.70%	-40.17%
2002	64.83	55.75	-4.02%	-42.57%
2003	74.28	56.70	29.34%	-25.72%
2004	98.27	74.78	31.88%	-2.04%
2005	143.70	91.01	46.59%	43.60%
2006	275.22	144.73	80.98%	159.88%
2007	288.44	215.81	-14.86%	121.26%
2008	277.42	113.65	-45.29%	21.06%
2009	228.32	111.76	88.53%	128.23%
2010	248.13	173.48	8.72%	148.13%
2011[6]	261.54	233.51	0.27%	148.80%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE

DBIQ OPTIMUM YIELD INDUSTRIAL METALS INDEX EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE

AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DBIQ OPTIMUM YIELD INDUSTRIAL METALS INDEX TOTAL RETURN™

	CLOSING LEVEL		CHANGES
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1997[5]	100.19	84.33	-15.05%	-15.05%
1998	85.63	70.50	-16.74%	-29.27%
1999	90.35	68.63	27.73%	-9.65%
2000	96.13	84.03	-2.07%	-11.53%
2001	90.14	68.73	-16.84%	-26.43%
2002	80.03	69.47	-2.42%	-28.21%
2003	93.81	71.10	30.67%	-6.19%
2004	125.83	94.46	33.72%	25.44%
2005	189.91	116.58	51.32%	89.82%
2006	380.41	191.40	89.91%	260.47%
2007	407.16	309.75	-10.99%	220.85%
2008	404.06	167.11	-44.52%	78.00%
2009	336.19	164.37	88.80%	236.06%
2010	365.85	255.58	8.87%	265.85%
2011[6]	385.74	344.32	0.30%	266.97%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE

DBIQ OPTIMUM YIELD INDUSTRIAL METALS INDEX TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE

AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

See accompanying Notes and Legends.

INDEX COMMODITIES WEIGHTS TABLES

DBIQ OPTIMUM YIELD INDUSTRIAL METALS INDEX EXCESS RETURN™

	MAL[7]		MZN[7]		MCU[7]
	High[1]	Low[2]	High	Low	High	Low
1997[5]	33.3%	34.4%	33.1%	34.4%	33.6%	31.2%
1998	34.0%	34.0%	34.8%	34.2%	31.1%	31.8%
1999	33.8%	32.7%	33.1%	37.0%	33.1%	30.3%
2000	33.9%	33.5%	33.1%	32.9%	32.9%	33.7%
2001	36.3%	38.1%	31.0%	29.3%	32.7%	32.6%
2002	32.8%	33.3%	32.2%	31.9%	34.9%	34.8%
2003	32.4%	32.7%	33.4%	33.4%	34.2%	33.8%
2004	32.7%	32.2%	34.6%	33.3%	32.7%	34.5%
2005	32.1%	32.5%	34.5%	34.7%	33.4%	32.8%
2006	33.9%	32.2%	33.4%	34.9%	32.7%	32.9%
2007	34.5%	34.9%	30.0%	31.5%	35.5%	33.5%
2008	35.1%	30.2%	30.0%	39.9%	34.9%	29.9%
2009	33.5%	26.6%	34.2%	40.1%	32.3%	33.3%
2010	32.6%	35.6%	31.6%	28.7%	35.7%	35.8%
2011[6]	33.9%	33.1%	30.7%	30.3%	35.4%	36.5%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE

DBIQ OPTIMUM YIELD INDUSTRIAL METALS INDEX EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE

AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DBIQ OPTIMUM YIELD INDUSTRIAL METALS INDEX TOTAL RETURN™

	MAL[7]		MZN[7]		MCU[7]
	High[1]	Low[2]	High	Low	High	Low
1997[5]	33.3%	34.4%	33.1%	34.4%	33.6%	31.2%
1998	34.0%	34.0%	34.8%	34.2%	31.1%	31.8%
1999	33.8%	32.7%	33.1%	37.0%	33.1%	30.3%
2000	33.5%	33.3%	32.8%	34.2%	33.7%	32.4%
2001	36.3%	38.1%	31.0%	29.3%	32.7%	32.6%
2002	32.8%	33.3%	32.2%	31.9%	34.9%	34.8%
2003	32.4%	32.7%	33.4%	33.4%	34.2%	33.8%
2004	32.7%	32.2%	34.6%	33.3%	32.7%	34.5%
2005	32.1%	32.5%	34.5%	34.7%	33.4%	32.8%
2006	33.9%	32.2%	33.4%	34.9%	32.7%	32.9%
2007	34.5%	40.9%	30.0%	29.0%	35.5%	30.1%
2008	35.1%	30.2%	30.0%	39.9%	34.9%	29.9%
2009	33.5%	26.6%	34.2%	40.1%	32.3%	33.3%
2010[6]	32.6%	35.6%	31.6%	28.7%	35.7%	35.8%
2011[6]	33.9%	33.1%	30.7%	30.3%	35.4%	36.5%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE

DBIQ OPTIMUM YIELD INDUSTRIAL METALS INDEX TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE

AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

See accompanying Notes and Legends.

All statistics based on data from September 3, 1997 to April 30, 2011.

VARIOUS STATISTICAL MEASURES	DBIQ Optimum Yield Industrial Metals ER8	DBIQ Optimum Yield Industrial Metals TR9	Goldman Sachs US Industrial Metal Total Return[10]
Annualized Changes to Index Level[11]	6.9%	10.0%	8.4%
Average rolling 3 month daily volatility[12]	19.7%	19.7%	20.7%
Sharpe Ratio[13]	0.22	0.37	0.28
% of months with positive change[14]	52%	55%	56%
Average monthly positive change[15]	5.5%	5.4%	5.2%
Average monthly negative change[16]	-4.2%	-4.3%	-4.5%
ANNUALIZED INDEX LEVELS[17]	DBIQ Optimum Yield Industrial Metals ER8	DBIQ Optimum Yield Industrial Metals TR9	Goldman Sachs US Industrial Metal Total Return[10]
1 year	13.7%	13.9%	16.7%
3 year	-0.3%	0.0%	-2.7%
5 year	2.9%	4.9%	3.3%
7 year	17.8%	20.4%	16.1%

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN OCTOBER 2010, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD SEPTEMBER 1997 THROUGH SEPTEMBER 2010, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

See accompanying Notes and Legends.

COMPARISON OF DBIQ-OY INDUSTRIAL METALS-ER, DBIQ-OY INDUSTRIAL METALS-TR AND GOLDMAN SACHS US INDUSTRIAL METALS TOTAL RETURN

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of DBIQ-OY Industrial Metals ER, DBIQ-OY Industrial Metals TR and Goldman Sachs US Industrial Metals Total Return Index are indices and do not reflect actual trading.

DBIQ-OY Industrial Metals TR and Goldman Sachs US Industrial Metals Total Return Index are calculated on a total return basis and do not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN OCTOBER 2010, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD SEPTEMBER 1997 THROUGH SEPTEMBER 2010, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

See accompanying Notes and Legends.

COMPARISON OF DBIQ-OY INDUSTRIAL METALS TR AND GOLDMAN SACHS US INDUSTRIAL METALS TOTAL RETURN INDEX

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of DBIQ-OY Industrial Metals TR and Goldman Sachs US Industrial Metals Total Return Index are indices and do not reflect actual trading. DBIQ-OY Industrial Metals TR and Goldman Sachs US Industrial Metals Total Return Index are calculated on a total return basis and do not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN OCTOBER 2010, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD SEPTEMBER 1997 THROUGH SEPTEMBER 2010, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

See accompanying Notes and Legends.

NOTES AND LEGENDS:

1.        “High” reflects the highest closing level of the Index during the applicable year.

2.        “Low” reflects the lowest closing level of the Index during the applicable year.

3.        “Annual Index Changes” reflect the change to the Index level on an annual basis as of December 31 of each applicable year.

4.        “Index Changes Since Inception” reflects the change of the Index level since inception on a compounded annual basis as of December 31 of each applicable year.

5.        Closing levels as of inception on September 3, 1997.

6.        Closing levels as of April 30, 2011.

7.        The DBIQ Optimum Yield Industrial Metals Index Excess Return™ and DBIQ Optimum Yield Industrial Metals Index Total Return™ reflect the change in market value of the following underlying index commodities: MAL (Aluminum), MZN (Zinc) and MCU (Copper – Grade A) on an optimum yield basis.

8.        “DBIQ-OY Industrial Metals ER™” is DBIQ Optimum Yield Industrial Metals Index Excess Return™.

9.        “DBIQ-OY Industrial Metals TR™” is DBIQ Optimum Yield Industrial Metals Index Total Return™.

10.      “Goldman Sachs US Industrial Metal Total Return” is Goldman Sachs US Industrial Metal Total Return.

11.      “Annualized Changes to Index Level” reflect the change to the applicable index level on an annual basis as of December 31 of each applicable year.

12.      “Average rolling 3 month daily volatility.” The daily volatility reflects the relative rate at which the price of the applicable index moves up and down, which is found by calculating the annualized standard deviation of the daily change in price. In turn, an average of this value is calculated on a 3 month rolling basis.

13.      “Sharpe Ratio” compares the annualized rate of return minus the annualized risk-free rate of return to the annualized variability — often referred to as the “standard deviation” — of the monthly rates of return. A Sharpe Ratio of 1:1 or higher indicates that, according to the measures used in calculating the ratio, the rate of return achieved by a particular strategy has equaled or exceeded the risks assumed by such strategy. The risk-free rate of return that was used in these calculations was assumed to be 2.63%.

14.      “% of months with positive change” during the period from inception to April 30, 2011.

15.      “Average monthly positive change” during the period from inception to April 30, 2011.

16.      “Average monthly negative change” during the period from inception to April 30, 2011.

17.      “Annualized Index Levels” reflect the change to the level of the applicable index on an annual basis as of December 31 of each applicable time period (e.g., 1 year, 3, 5 or 7 years, as applicable).

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN OCTOBER 2010, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD SEPTEMBER 1997 THROUGH SEPTEMBER 2010, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

ALTHOUGH THE INDEX SPONSOR WILL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE INDEX FROM SOURCE(S) WHICH THE INDEX SPONSOR CONSIDERS RELIABLE, THE INDEX SPONSOR WILL NOT INDEPENDENTLY VERIFY SUCH INFORMATION AND DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN. THE INDEX SPONSOR SHALL NOT BE LIABLE (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY ERROR IN THE INDEX AND THE INDEX SPONSOR IS UNDER NO OBLIGATION TO ADVISE ANY PERSON OF ANY ERROR THEREIN.

UNLESS OTHERWISE SPECIFIED, NO TRANSACTION RELATING TO THE INDEX IS SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE INDEX SPONSOR AND THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES AS TO (A) THE ADVISABILITY OF PURCHASING OR ASSUMING ANY RISK IN CONNECTION WITH ANY SUCH TRANSACTION (B) THE LEVELS AT WHICH THE INDEX STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DATE (C) THE RESULTS TO BE OBTAINED BY THE ISSUER OF ANY SECURITY OR ANY COUNTERPARTY OR ANY SUCH ISSUER’S SECURITY HOLDERS OR CUSTOMERS OR ANY SUCH COUNTERPARTY’S CUSTOMERS OR COUNTERPARTIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH ANY LICENSED RIGHTS OR FOR ANY OTHER USE OR (D) ANY OTHER MATTER. THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE INDEX SPONSOR HAVE ANY LIABILITY (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

AGRICULTURE SECTOR DATA

RELATING TO

DBIQ DIVERSIFIED AGRICULTURE INDEX EXCESS RETURN™

(DBIQ DIVERSIFIED AGRICULTURE ER™)*

CLOSING LEVELS TABLES

DBIQ DIVERSIFIED AGRICULTURE INDEX EXCESS RETURN™*

	CLOSING LEVEL		CHANGES
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1989[5]	106.21	93.13	-3.76%	-3.76%
1990	109.76	93.55	-2.79%	-6.45%
1991	98.56	87.18	-1.67%	-8.01%
1992	93.91	84.75	-4.28%	-11.95%
1993	94.15	84.61	5.93%	-6.73%
1994	112.01	90.78	12.43%	4.86%
1995	111.80	99.83	5.05%	10.16%
1996	127.26	108.40	6.19%	16.98%
1997	146.63	116.98	10.46%	29.22%
1998	130.61	94.76	-25.65%	-3.92%
1999	99.66	77.22	-13.58%	-16.97%
2000	85.25	75.94	-6.33%	-22.22%
2001	80.19	66.48	-11.33%	-31.04%
2002	80.12	64.94	9.63%	-24.40%
2003	84.27	72.22	5.72%	-20.08%
2004	92.94	79.92	7.93%	-13.74%
2005	95.26	81.72	3.68%	-10.56%
2006	93.91	82.42	3.47%	-7.45%
2007	102.50	88.80	10.46%	2.23%
2008	123.53	71.21	-19.22%	-17.42%
2009	87.40	72.91	4.18%	-13.97%
2010	105.23	74.69	22.32%	5.23%
2011[6]	114.93	102.68	5.44%	10.96%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE

DBIQ DIVERSIFIED AGRICULTURE INDEX EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DBIQ DIVERSIFIED AGRICULTURE INDEX TOTAL RETURN™

	CLOSING LEVEL		CHANGES
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1989[5]	107.66	98.26	4.13%	4.13%
1990	122.64	103.97	4.94%	9.27%
1991	116.41	105.67	3.86%	13.49%
1992	116.36	107.38	-0.87%	12.50%
1993	123.83	108.46	9.21%	22.86%
1994	150.59	120.79	17.40%	44.24%
1995	161.94	140.22	11.11%	60.26%
1996	189.53	158.05	11.77%	79.12%
1997	229.29	179.14	16.30%	108.31%
1998	211.30	160.18	-21.94%	62.61%
1999	168.89	133.88	-9.40%	47.32%
2000	154.70	141.66	-0.59%	46.45%
2001	152.05	129.07	-8.20%	34.44%
2002	158.33	127.33	11.44%	49.82%
2003	168.63	143.96	6.81%	60.02%
2004	186.83	160.03	9.43%	75.12%
2005	194.37	169.54	7.04%	87.45%
2006	203.52	178.87	8.57%	103.52%
2007	235.57	196.35	15.48%	135.02%
2008	285.15	166.00	-18.09%	92.50%
2009	204.74	177.70	4.91%	101.95%
2010	245.99	175.42	21.80%	145.99%
2011[6]	268.73	240.03	5.48%	159.47%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE

DBIQ DIVERSIFIED AGRICULTURE INDEX TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

See accompanying Notes and Legends.

INDEX COMMODITIES WEIGHTS TABLES

DBIQ DIVERSIFIED AGRICULTURE INDEX EXCESS RETURN™*

	C7		S7		W7		KCW[7]
	High[1]	Low[2]	High[1]	Low[2]	High[1]	Low[2]	High[1]	Low[2]
1989[5]	12.0%	11.7%	12.1%	10.7%	6.1%	6.3%	6.3%	6.5%
1990	12.8%	12.7%	11.7%	12.6%	5.0%	5.9%	5.1%	5.9%
1991	12.8%	12.9%	12.4%	12.1%	5.9%	6.2%	6.0%	6.5%
1992	13.1%	11.3%	12.9%	12.7%	8.2%	7.1%	8.0%	7.0%
1993	12.7%	12.8%	12.4%	12.9%	6.3%	6.3%	6.4%	6.3%
1994	9.0%	12.3%	9.4%	12.4%	5.3%	6.3%	5.5%	6.4%
1995	15.3%	13.7%	12.8%	12.5%	7.2%	6.3%	8.0%	6.8%
1996	14.1%	13.1%	12.8%	13.6%	7.4%	6.2%	8.3%	6.4%
1997	9.2%	11.8%	10.2%	12.3%	5.0%	6.3%	5.5%	6.2%
1998	12.5%	13.1%	12.0%	12.9%	5.9%	6.1%	6.0%	6.5%
1999	12.5%	12.9%	12.2%	11.7%	6.0%	6.0%	6.2%	6.3%
2000	13.2%	12.5%	13.6%	12.5%	6.0%	6.2%	6.0%	6.2%
2001	11.8%	11.7%	11.4%	12.2%	6.2%	6.2%	6.0%	5.5%
2002	11.1%	11.7%	12.7%	13.2%	5.9%	5.8%	6.3%	5.9%
2003	12.4%	11.7%	12.9%	13.8%	6.3%	6.6%	6.3%	5.8%
2004	14.6%	13.1%	13.9%	14.0%	6.0%	6.6%	6.1%	6.5%
2005	11.3%	10.9%	13.2%	13.6%	6.2%	6.2%	5.8%	6.1%
2006	12.0%	13.4%	11.6%	11.4%	6.2%	7.1%	6.5%	8.2%
2007	12.7%	12.1%	13.5%	14.7%	6.8%	7.4%	6.9%	7.1%
2008	12.3%	10.9%	14.0%	11.5%	8.1%	6.1%	8.3%	6.1%
2009	11.8%	11.5%	12.6%	11.1%	6.7%	6.2%	6.9%	6.3%
2010	12.0%	11.4%	12.7%	12.9%	6.1%	5.4%	6.2%	5.8%
2011[6]	12.0%	12.0%	12.1%	12.8%	5.7%	6.2%	6.1%	6.4%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE

DBIQ DIVERSIFIED AGRICULTURE INDEX EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

LEGEND:

Symbol	Index Commodity	Symbol	Index Commodity
C	Corn	KC	Coffee
S	Soybeans	CT	Cotton
W	Wheat	LC	Live Cattle
KCW	Kansas City Wheat	FC	Feeder Cattle
SB	Sugar	LH	Lean Hogs
CC	Cocoa

See accompanying Notes and Legends.

INDEX COMMODITIES WEIGHTS TABLES

DBIQ DIVERSIFIED AGRICULTURE INDEX EXCESS RETURN™*

	SB7		CC7		KC7		CT7
	High[1]	Low[2]	High[1]	Low[2]	High[1]	Low[2]	High[1]	Low[2]
1989[5]	14.8%	17.4%	12.2%	10.0%	10.2%	7.7%	2.6%	3.5%
1990	11.5%	12.2%	14.1%	10.6%	11.6%	11.1%	2.5%	3.0%
1991	11.7%	12.3%	10.3%	8.7%	11.1%	9.8%	3.1%	3.3%
1992	11.5%	15.1%	9.7%	7.9%	9.1%	7.0%	2.4%	2.5%
1993	12.4%	11.7%	12.0%	9.7%	11.0%	10.1%	2.9%	3.1%
1994	11.2%	12.6%	11.1%	10.6%	27.4%	11.4%	2.9%	3.8%
1995	12.4%	11.7%	9.6%	10.5%	6.4%	9.8%	4.4%	4.2%
1996	13.4%	13.0%	9.5%	10.6%	10.3%	9.6%	2.3%	2.8%
1997	10.5%	12.9%	9.1%	11.0%	27.9%	11.5%	2.1%	2.8%
1998	11.7%	12.9%	10.8%	11.2%	13.9%	12.3%	2.6%	2.7%
1999	13.5%	10.9%	10.7%	8.8%	12.1%	11.7%	2.5%	2.7%
2000	13.4%	12.2%	9.9%	10.8%	9.4%	10.8%	3.1%	2.8%
2001	13.4%	12.3%	14.0%	16.8%	9.5%	5.7%	2.3%	1.3%
2002	11.9%	10.8%	19.8%	15.8%	10.9%	11.2%	2.6%	2.7%
2003	12.4%	13.5%	13.1%	10.1%	11.4%	9.2%	2.4%	3.1%
2004	12.7%	12.0%	9.7%	12.1%	12.2%	11.8%	1.7%	2.7%
2005	12.0%	15.6%	9.8%	8.0%	15.8%	10.7%	2.9%	2.9%
2006	18.8%	12.4%	10.8%	11.5%	10.6%	9.7%	2.6%	2.3%
2007	12.8%	8.9%	10.9%	12.2%	10.9%	9.8%	2.5%	2.6%
2008	13.8%	12.7%	11.8%	13.5%	11.0%	10.9%	2.4%	2.9%
2009	14.4%	14.2%	13.5%	13.6%	11.8%	10.7%	3.2%	2.8%
2010	11.8%	10.1%	11.3%	11.1%	12.0%	11.3%	2.7%	3.2%
2011[6]	11.5%	11.5%	12.6%	10.8%	12.4%	11.9%	3.5%	2.7%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE

DBIQ DIVERSIFIED AGRICULTURE INDEX EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

LEGEND:

Symbol	Index Commodity	Symbol	Index Commodity
C	Corn	KC	Coffee
S	Soybeans	CT	Cotton
W	Wheat	LC	Live Cattle
KCW	Kansas City Wheat	FC	Feeder Cattle
SB	Sugar	LH	Lean Hogs
CC	Cocoa

See accompanying Notes and Legends.

INDEX COMMODITIES WEIGHTS TABLES

DBIQ DIVERSIFIED AGRICULTURE INDEX EXCESS RETURN™*

	LC7		FC7		LH7
	High[1]	Low[2]	High[1]	Low[2]	High[1]	Low[2]
1989[5]	11.9%	13.4%	3.8%	4.4%	7.8%	8.3%
1990	12.1%	13.3%	3.8%	4.4%	9.7%	8.3%
1991	13.4%	14.0%	4.4%	4.9%	9.0%	9.4%
1992	12.7%	14.6%	4.1%	5.1%	8.3%	9.7%
1993	12.0%	14.2%	4.0%	4.5%	7.8%	8.5%
1994	9.3%	12.2%	3.3%	4.2%	5.4%	7.9%
1995	12.2%	12.3%	3.5%	3.9%	8.2%	8.2%
1996	9.8%	12.5%	3.1%	4.0%	9.0%	8.3%
1997	10.5%	12.6%	3.6%	4.2%	6.4%	8.5%
1998	12.3%	12.1%	4.2%	4.1%	8.3%	6.0%
1999	12.3%	15.8%	4.3%	5.6%	7.7%	7.5%
2000	12.1%	12.9%	4.0%	4.3%	9.3%	8.8%
2001	12.7%	13.3%	4.1%	4.6%	8.5%	10.4%
2002	10.5%	12.2%	3.4%	3.9%	4.9%	6.7%
2003	11.7%	14.3%	4.0%	4.4%	7.1%	7.6%
2004	11.0%	10.0%	4.0%	3.6%	8.0%	7.7%
2005	11.7%	13.0%	4.0%	5.0%	7.4%	8.1%
2006	10.9%	12.3%	3.6%	4.1%	6.5%	7.5%
2007	11.4%	13.0%	3.8%	4.9%	7.9%	7.3%
2008	9.1%	12.0%	3.1%	4.0%	6.1%	9.5%
2009	9.6%	11.7%	3.7%	4.2%	5.8%	7.9%
2010	12.5%	14.1%	4.3%	5.1%	8.5%	9.6%
2011[6]	11.6%	12.6%	4.2%	4.4%	8.2%	8.7%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE

DBIQ DIVERSIFIED AGRICULTURE INDEX EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

LEGEND:

Symbol	Index Commodity	Symbol	Index Commodity
C	Corn	KC	Coffee
S	Soybeans	CT	Cotton
W	Wheat	LC	Live Cattle
KCW	Kansas City Wheat	FC	Feeder Cattle
SB	Sugar	LH	Lean Hogs
CC	Cocoa

See accompanying Notes and Legends.

INDEX COMMODITIES WEIGHTS TABLES

DBIQ DIVERSIFIED AGRICULTURE INDEX TOTAL RETURN™

	C7		S7		W7		KCW[7]
	High[1]	Low[2]	High[1]	Low[2]	High[1]	Low[2]	High[1]	Low[2]
1989[5]	12.0%	11.7%	12.1%	10.7%	6.1%	6.3%	6.3%	6.5%
1990	12.8%	13.0%	11.7%	13.0%	5.0%	6.3%	5.1%	6.5%
1991	12.8%	12.9%	12.4%	12.1%	5.9%	6.2%	6.0%	6.5%
1992	13.1%	11.3%	12.9%	12.7%	8.2%	7.1%	8.0%	7.0%
1993	12.7%	12.8%	12.4%	12.9%	6.3%	6.3%	6.4%	6.3%
1994	9.0%	12.3%	9.4%	12.4%	5.3%	6.3%	5.5%	6.4%
1995	12.8%	13.7%	13.1%	12.5%	6.2%	6.3%	6.3%	6.8%
1996	15.0%	13.1%	13.3%	13.6%	6.1%	6.2%	7.2%	6.4%
1997	9.2%	11.8%	10.2%	12.3%	5.0%	6.3%	5.5%	6.2%
1998	12.5%	13.1%	12.0%	12.9%	5.9%	6.1%	6.0%	6.5%
1999	12.5%	12.9%	12.2%	11.7%	6.0%	6.0%	6.2%	6.3%
2000	13.2%	13.5%	13.6%	13.6%	6.0%	6.2%	6.0%	6.2%
2001	11.8%	11.7%	11.0%	12.2%	6.0%	6.2%	5.8%	5.5%
2002	11.1%	11.7%	12.7%	13.2%	5.9%	5.8%	6.3%	5.9%
2003	12.4%	11.7%	12.9%	13.8%	6.3%	6.6%	6.3%	5.8%
2004	14.6%	13.1%	13.9%	14.0%	6.0%	6.6%	6.1%	6.5%
2005	11.3%	10.9%	13.2%	13.6%	6.2%	6.2%	5.8%	6.1%
2006	12.8%	13.4%	12.8%	11.4%	6.3%	7.1%	6.3%	8.2%
2007	12.7%	12.7%	13.5%	12.9%	6.8%	6.2%	6.9%	6.2%
2008	12.3%	10.9%	14.0%	11.5%	8.1%	6.1%	8.3%	6.1%
2009	12.2%	11.5%	12.6%	12.0%	6.0%	5.9%	5.9%	6.2%
2010	12.0%	11.4%	12.7%	12.9%	6.1%	5.4%	6.2%	5.8%
2011[6]	12.0%	12.0%	12.1%	12.8%	5.7%	6.2%	6.1%	6.4%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE

DBIQ DIVERSIFIED AGRICULTURE INDEX TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

LEGEND:

Symbol	Index Commodity	Symbol	Index Commodity
C	Corn	KC	Coffee
S	Soybeans	CT	Cotton
W	Wheat	LC	Live Cattle
KCW	Kansas City Wheat	FC	Feeder Cattle
SB	Sugar	LH	Lean Hogs
CC	Cocoa

See accompanying Notes and Legends.

INDEX COMMODITIES WEIGHTS TABLES

DBIQ DIVERSIFIED AGRICULTURE INDEX TOTAL RETURN™

	SB7		CC7		KC7		CT7
	High[1]	Low[2]	High[1]	Low[2]	High[1]	Low[2]	High[1]	Low[2]
1989[5]	14.8%	17.4%	12.2%	10.0%	10.2%	7.7%	2.6%	3.5%
1990	11.5%	11.1%	14.1%	10.4%	11.6%	11.4%	2.5%	2.5%
1991	11.7%	12.3%	10.3%	8.7%	11.1%	9.8%	3.1%	3.3%
1992	11.5%	15.1%	9.7%	7.9%	9.1%	7.0%	2.4%	2.5%
1993	12.4%	11.7%	12.0%	9.7%	11.0%	10.1%	2.9%	3.1%
1994	11.2%	12.6%	11.1%	10.6%	27.4%	11.4%	2.9%	3.8%
1995	13.3%	11.7%	10.4%	10.5%	9.5%	9.8%	2.8%	4.2%
1996	14.8%	13.0%	9.3%	10.6%	9.1%	9.6%	2.2%	2.8%
1997	10.5%	12.9%	9.1%	11.0%	27.9%	11.5%	2.1%	2.8%
1998	11.7%	12.9%	10.8%	11.2%	13.9%	12.3%	2.6%	2.7%
1999	13.5%	10.9%	10.7%	8.8%	12.1%	11.7%	2.5%	2.7%
2000	13.4%	10.2%	9.9%	10.1%	9.4%	10.0%	3.1%	3.2%
2001	12.8%	12.3%	15.7%	16.8%	8.4%	5.7%	2.2%	1.3%
2002	11.9%	10.8%	19.8%	15.8%	10.9%	11.2%	2.6%	2.7%
2003	12.4%	13.5%	13.1%	10.1%	11.4%	9.2%	2.4%	3.1%
2004	12.7%	12.0%	9.7%	12.1%	12.2%	11.8%	1.7%	2.7%
2005	12.0%	15.6%	9.8%	8.0%	15.8%	10.7%	2.9%	2.9%
2006	11.6%	12.4%	11.4%	11.5%	11.5%	9.7%	2.9%	2.3%
2007	12.8%	11.7%	10.9%	11.5%	10.9%	11.2%	2.5%	2.9%
2008	13.8%	12.7%	11.8%	13.5%	11.0%	10.9%	2.4%	2.9%
2009	13.6%	13.8%	11.6%	13.9%	11.1%	10.7%	2.8%	3.0%
2010	11.8%	10.1%	11.3%	11.1%	12.0%	11.3%	2.7%	3.2%
2011[6]	11.5%	11.5%	12.6%	10.8%	12.4%	11.9%	3.5%	2.7%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE

DBIQ DIVERSIFIED AGRICULTURE INDEX TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

LEGEND:

Symbol	Index Commodity	Symbol	Index Commodity
C	Corn	KC	Coffee
S	Soybeans	CT	Cotton
W	Wheat	LC	Live Cattle
KCW	Kansas City Wheat	FC	Feeder Cattle
SB	Sugar	LH	Lean Hogs
CC	Cocoa

See accompanying Notes and Legends.

INDEX COMMODITIES WEIGHTS TABLES

DBIQ DIVERSIFIED AGRICULTURE INDEX TOTAL RETURN™

	LC7		FC7		LH7
	High[1]	Low[2]	High[1]	Low[2]	High[1]	Low[2]
1989[5]	11.9%	13.4%	3.8%	4.4%	7.8%	8.3%
1990	12.1%	13.1%	3.8%	4.3%	9.7%	8.6%
1991	13.4%	14.0%	4.4%	4.9%	9.0%	9.4%
1992	12.7%	14.6%	4.1%	5.1%	8.3%	9.7%
1993	12.0%	14.2%	4.0%	4.5%	7.8%	8.5%
1994	9.3%	12.2%	3.3%	4.2%	5.4%	7.9%
1995	12.5%	12.3%	4.1%	3.9%	8.9%	8.2%
1996	10.7%	12.5%	3.4%	4.0%	9.0%	8.3%
1997	10.5%	12.6%	3.6%	4.2%	6.4%	8.5%
1998	12.3%	12.1%	4.2%	4.1%	8.3%	6.0%
1999	12.3%	15.8%	4.3%	5.6%	7.7%	7.5%
2000	12.1%	13.1%	4.0%	4.4%	9.3%	9.5%
2001	13.1%	13.3%	4.1%	4.6%	9.3%	10.4%
2002	10.5%	12.2%	3.4%	3.9%	4.9%	6.7%
2003	11.7%	14.3%	4.0%	4.4%	7.1%	7.6%
2004	11.0%	10.0%	4.0%	3.6%	8.0%	7.7%
2005	11.7%	13.0%	4.0%	5.0%	7.4%	8.1%
2006	12.7%	12.3%	4.3%	4.1%	7.4%	7.5%
2007	11.4%	13.2%	3.8%	4.4%	7.9%	7.3%
2008	9.1%	12.0%	3.1%	4.0%	6.1%	9.5%
2009	11.8%	11.1%	3.9%	4.2%	8.5%	7.6%
2010	12.5%	14.1%	4.3%	5.1%	8.5%	9.6%
2011[6]	11.6%	12.6%	4.2%	4.4%	8.2%	8.7%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE

DBIQ DIVERSIFIED AGRICULTURE INDEX TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

LEGEND:

Symbol	Index Commodity	Symbol	Index Commodity
C	Corn	KC	Coffee
S	Soybeans	CT	Cotton
W	Wheat	LC	Live Cattle
KCW	Kansas City Wheat	FC	Feeder Cattle
SB	Sugar	LH	Lean Hogs
CC	Cocoa

See accompanying Notes and Legends.

All statistics based on data from January 18, 1989 to April 30, 2011.

VARIOUS STATISTICAL MEASURES	DBIQ Diversified Agriculture ER™8*	DBIQ Diversified Agriculture TR™[9]	S&P Agriculture Total Return[10]
Annualized Changes to Index Level[11]	0.5%	4.4%	0.2%
Average rolling 3 month daily volatility[12]	9.9%	9.7%	13.6%
Sharpe Ratio[13]	-0.33	0.07	-0.26
% of months with positive change[14]	48%	53%	49%
Average monthly positive change[15]	2.9%	2.9%	4.1%
Average monthly negative change[16]	-2.5%	-2.4%	-3.6%

ANNUALIZED INDEX LEVELS[17]	DBIQ Diversified Agriculture ER™8*	DBIQ Diversified Agriculture TR™[9]	S&P Agriculture Total Return[10]
1 year	37.2%	36.6%	63.0%
3 year	0.4%	0.7%	-0.3%
5 year	4.3%	6.3%	7.5%
7 year	3.1%	5.4%	1.7%
10 year	4.0%	6.1%	2.3%
15 year	-0.5%	2.5%	-3.5%

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN OCTOBER 2010, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD JANUARY 1989 THROUGH SEPTEMBER 2010, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

See accompanying Notes and Legends.

DBIQ DIVERSIFIED AGRICULTURE ER, DBIQ DIVERSIFIED AGRICULTURE TR AND GOLDMAN SACHS US AGRICULTURE

TOTAL RETURN INDEX

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of DBIQ Diversified Agriculture ER, DBIQ Diversified Agriculture TR and Goldman Sachs US Agriculture Total Return Index are indices and do not reflect actual trading. DBIQ Diversified Agriculture TR and Goldman Sachs US Agriculture Total Return Index are calculated on a total return basis and do not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN OCTOBER 2010, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD JANUARY 1989 THROUGH SEPTEMBER 2010, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

See accompanying Notes and Legends.

COMPARISON OF DBIQ DIVERSIFIED AGRICULTURE TR AND GOLDMAN SACHS US AGRICULTURE TOTAL RETURN INDEX

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DBIQ Diversified Agriculture TR and Goldman Sachs US Agriculture Total Return Index are indices and do not reflect actual trading. DBIQ Diversified Agriculture TR and Goldman Sachs US Agriculture Total Return Index are calculated on a total return basis and do not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN OCTOBER 2010, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD JANUARY 1989 THROUGH SEPTEMBER 2010, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

See accompanying Notes and Legends.

NOTES AND LEGENDS:

1.    “High” reflects the highest closing level of the Index during the applicable year.

2.    “Low” reflects the lowest closing level of the Index during the applicable year.

3.    “Annual Index Changes” reflect the change to the Index level on an annual basis as of December 31 of each applicable year.

4.    “Index Changes Since Inception” reflects the change of the Index level since inception on a compounded annual basis as of December 31 of each applicable year.

5.    Closing levels as of inception on January 18, 1989.

6.    Closing levels as of April 30, 2011.

7.    The DBIQ Diversified Agriculture Index Excess Return™ and DBIQ Diversified Agriculture Index Total Return™ reflect the change in market value of C (Corn), S (Soybeans), W (Wheat), KW (Kansas City Wheat), SB (Sugar) and CT (Cotton), on an optimum yield basis, and CC (Cocoa), KC (Coffee), LC (Live Cattle), FC (Feeder Cattle), and LH (Lean Hogs) on a non-optimum yield basis.

8.    “DBIQ Diversified Agriculture ER™” is DBIQ Diversified Agriculture Index Excess Return™.

9.    “DBIQ Diversified Agriculture TR™” is DBIQ Diversified Agriculture Index Total Return™.

10. “S&P Agriculture Total Return” is S&P GSCI Agriculture Index Total Return.

11. “Annualized Changes to Index Level” reflect the change to the applicable index level on an annual basis as of December 31 of each applicable year.

12. “Average rolling 3 month daily volatility.” The daily volatility reflects the relative rate at which the price of the applicable index moves up and down, which is found by calculating the annualized standard deviation of the daily change in price. In turn, an average of this value is calculated on a 3 month rolling basis.

13. “Sharpe Ratio” compares the annualized rate of return minus the annualized risk-free rate of return to the annualized variability — often referred to as the “standard deviation” — of the monthly rates of return. A Sharpe Ratio of 1:1 or higher indicates that, according to the measures used in calculating the ratio, the rate of return achieved by a particular strategy has equaled or exceeded the risks assumed by such strategy. The risk-free rate of return that was used in these calculations was assumed to be 3.73%.

14. “% of months with positive change” during the period from inception to April 30, 2011.

15. “Average monthly positive change” during the period from inception to April 30, 2011.

16. “Average monthly negative change” during the period from inception to April 30, 2011.

17. “Annualized Index Levels” reflect the change to the level of the applicable index on an annual basis as of December 31 of each the applicable time period (e.g., 1 year, 3, 5 or 7, 10 or 15 years, as applicable).

*  As of October 19, 2009, the Fund commenced tracking the DBIQ Diversified Agriculture Index Excess Return™. Prior to October 19, 2009, the Fund tracked the Deutsche Bank Liquid Commodity Index-Optimum Yield Agriculture Excess Return.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN OCTOBER 2010, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD JANUARY 1989 THROUGH SEPTEMBER 2010, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

ALTHOUGH THE INDEX SPONSOR WILL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE INDEX FROM SOURCE(S) WHICH THE INDEX SPONSOR CONSIDERS RELIABLE, THE INDEX SPONSOR WILL NOT INDEPENDENTLY VERIFY SUCH INFORMATION AND DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN. THE INDEX SPONSOR SHALL NOT BE LIABLE (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY ERROR IN THE INDEX AND THE INDEX SPONSOR IS UNDER NO OBLIGATION TO ADVISE ANY PERSON OF ANY ERROR THEREIN.

UNLESS OTHERWISE SPECIFIED, NO TRANSACTION RELATING TO THE INDEX IS SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE INDEX SPONSOR AND THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES AS TO (A) THE ADVISABILITY OF PURCHASING OR ASSUMING ANY RISK IN CONNECTION WITH ANY SUCH TRANSACTION (B) THE LEVELS AT WHICH THE INDEX STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DATE (C) THE RESULTS TO BE OBTAINED BY THE ISSUER OF ANY SECURITY OR ANY COUNTERPARTY OR ANY SUCH ISSUER’S SECURITY HOLDERS OR CUSTOMERS OR ANY SUCH COUNTERPARTY’S CUSTOMERS OR COUNTERPARTIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH ANY LICENSED RIGHTS OR FOR ANY OTHER USE OR (D) ANY OTHER MATTER. THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE INDEX SPONSOR HAVE ANY LIABILITY (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.